Exhibit 16.2

An Offering Statement pursuant to Regulation A relating to these securities has been filed with Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of such state. The Company may elect to satisfy its obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of the Company’s sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR DATED DECEMBER 7, 2020

EdenLedger, Inc. (dba FanVestor)

 2055 Lombard Street, #470217

San Francisco, CA 94147

+1 (415) 944-9430

fanvestor.com

UP TO 4,237,288 SHARES OF NON-VOTING COMMON STOCK

We are seeking to raise up to $15,000,000 from the sale of Non-Voting Common Stock (the “Shares”) to the public. There is no minimum offering dollar amount.

SEE “SECURITIES BEING OFFERED” AT PAGE 33

	Price	Underwriting discount and commissions (1)	Proceeds to Issuer (2)
Per Share	$3.54	$0.035	$3.50
Total Maximum	$15,000,00	$150,000	$14,850,000

(1)	We have not engaged any placement agent or firm commitment underwriter in connection with this offering. To the extent that we do so, we will file a supplement to the Offering Statement of which this Offering Circular is a part. The Company has engaged Dalmore Group, LLC, member FINRA/SIPC (“Dalmore”), to perform administrative and technology related functions in connection with this offering, but not for firm commitment underwriting or placement agent services. The amount above includes the 1% commission, but it does not include the one-time set-up fee and consulting fee payable by the Company to Dalmore. See “Plan of Distribution and Selling Security Holders” for details.
(2)	Does not include other expenses of the offering. See “Plan of Distribution and Selling Security Holders” for a description of these expenses.

The minimum investment amount for shares of our Non-Voting Common Stock is $354.00, or 100 shares.

We expect that, not including state filing fees, the amount of expenses of the offering that we will pay will be approximately $1,350,000 if we raise the maximum amount.

The offering will terminate at the earlier of: (1) the date at which the maximum offering amount has been sold, (2) the date which is three years from this offering being qualified by the United States Securities and Exchange Commission (the “SEC”), or (3) the date at which the offering is earlier terminated by the Company in its sole discretion. At least every 12 months after this offering has been qualified by the SEC, the Company will file a post-qualification amendment to include the Company’s recent financial statements.  The offering is being conducted on a best-efforts basis.

The Company intends to engage Prime Trust, LLC as an escrow agent to hold funds tendered by investors. We may hold a series of closings at which we receive the funds from the Escrow Agent and issue the shares to investors. After each closing, funds tendered by investors will be available to the Company and since there is no minimum offering amount, we will have access to these funds even if they do not cover the expenses of this offering. After the initial closing of this offering, we expect to hold closings on a bi-monthly basis.

Holders of Non-Voting Common Stock will not be entitled to vote on any matters submitted to a vote of the shareholders except as required by Delaware law, the Company’s bylaws or Certificate of Incorporation. See “Securities Being Offered.”

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

This offering is inherently risky. See “Risk Factors” on page 4.

Sales of these securities will commence on approximately _______, 2021.

The Company is following the “Offering Circular” format of disclosure under Regulation A.

In the event that we become a reporting company under the Securities Exchange Act of 1934, we intend to take advantage of the provisions that relate to “Emerging Growth Companies” under the JOBS Act of 2012. See “Implications of Being an Emerging Growth Company.

In this Offering Circular, the term “FanVestor,” “we,” “us”, “our” or “the Company” refers to EdenLedger, Inc. (dba FanVestor).

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

i

Implications of Being an Emerging Growth Company

We are not subject to the ongoing reporting requirements of the Exchange Act of 1934, as amended (the “Exchange Act”) because we are not registering our securities under the Exchange Act. Rather, we will be subject to the more limited reporting requirements under Regulation A, including the obligation to electronically file:

●	annual reports (including disclosure relating to our business operations for the preceding three fiscal years, or, if in existence for less than three years, since inception, related party transactions, beneficial ownership of the issuer’s securities, executive officers and directors and certain executive compensation information, management’s discussion and analysis (“MD&A”) of the issuer’s liquidity, capital resources, and results of operations, and two years of audited financial statements),
●	semi-annual reports (including disclosure primarily relating to the issuer’s interim financial statements and MD&A) and
●	current reports for certain material events.

In addition, at any time after completing reporting for the fiscal year in which our offering statement was qualified, if the securities of each class to which this offering statement relates are held of record by fewer than 300 persons and offers or sales are not ongoing, we may immediately suspend our ongoing reporting obligations under Regulation A.

If and when we become subject to the ongoing reporting requirements of the Exchange Act, as an issuer with less than $1.07 billion in total annual gross revenues during our last fiscal year, we will qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and this status will be significant. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we:

●	will not be required to obtain an auditor attestation on our internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;
●	will not be required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);
●	will not be required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);
●	will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;
●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A; and
●	will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”), or such earlier time that we no longer meet the definition of an emerging growth company. Note that this offering, while a public offering, is not a sale of common equity pursuant to a registration statement, since the offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.07 billion in annual revenues, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that we may also qualify, once listed, as a “smaller reporting company” under the SEC’s rules. For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

SUMMARY

The Company

 EdenLedger, Inc., was incorporated under the laws of the State of Delaware on December 13, 2018. EdenCoin, Inc. (“EdenCoin”) was a corporation formed on July 7, 2017, under the laws of Delaware, and considered a predecessor entity. The Voting Common Stock of both companies was 100% owned by Michael Golomb, the founder and CEO of both companies. On October 3, 2019, an Agreement of Merger was approved between the two companies and the surviving corporation was EdenLedger, Inc. dba FanVestor (“FanVestor,” the “Company,” “we,” or “us”).

The Company is a data-driven investment platform creating a new ecosystem that enables fans, both accredited and non-accredited, to invest in and engage with their favorite talent, musicians, athletes as well as entertainment and sport/e-sport organizations. We have two wholly-owned subsidiaries: FanVestor CF LLC and FanPerks LLC, discussed below.

In some of the offerings we intend to facilitate, we anticipate operating as a technology platform, connecting celebrities and investors for which we will not act as a securities intermediary and will not be regulated as such. We will operate and be regulated as a funding portal for offerings taking place under Regulation Crowdfunding; we expect the funding portal to go live in the fourth quarter of 2020. We will partner with Dalmore Group, LLC, a registered broker-dealer, in connection with those offerings. See “The Company’s Business — Partnerships and Collaborations,” below.

Through FanVestor CF LLC, we intend to facilitate the following types of offerings that are exempt from registration under the Securities Act:

●	Regulation A+ offerings: In partnership with Dalmore Group, we plan to host offerings under Regulation A under the Securities Act (“Regulation A+”) offerings on our platform. These offerings would involve issuers seeking to raise anywhere from $100,000 to $50,000,000 and we anticipate providing an array of technology and support services, including assisting with custodial accounts and coordinating vendors.

●	Regulation Crowdfunding offerings: FanVestor CF LLC, which will operate our funding portal, is in the registration process with the SEC and FINRA. We have completed our interview with FINRA and expect to have our registration finalized in December 2020. Once registered, we plan to host offerings under Regulation Crowdfunding under the Securities Act. These offerings would involve issuers seeking to raise anywhere from $10,000 to $1,070,000. We also expect to provide an array of ancillary services permitted by Regulation Crowdfunding, including campaign page design services, marketing consulting services, assisting with due diligence, custodial accounts, and coordinating vendors.

●	Rule 506(c) offerings: In partnership with Dalmore Group, we plan to host offerings under Rule 506(c) of Regulation D. Accredited investors are allowed to invest in these offerings and we would host these offerings either on a stand-alone basis or concurrently with a Regulation Crowdfunding offering. Under Rule 506(c), issuers can use general solicitation to attract investors and, therefore, issuers engaged in a concurrent Regulation Crowdfunding offering can also raise additional funds from accredited investors providing they comply with the requirements of each exemption. We anticipate providing technology and support services for these offerings.

In addition to fan-sourced fundraising, the FanVestor platform aims to offer advanced investor relations tools.

Through FanPerks LLC, we plan to facilitate non-security promotional activities, such as licensed sweepstakes and auctions for exclusive perk offerings (virtual and physical goods or services, rewards) and charitable fundraising campaigns.

We are a pre-revenue company without an operating history upon which to base an evaluation of our business and prospects. Our lack of operating history may hinder our ability to successfully meet our objectives and make it difficult for potential investors to evaluate our business or prospective operations. We have not generated any revenues since inception, and we are not currently profitable and may never become profitable.

Our financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Our ability to continue as a going concern is contingent upon our ability to raise additional capital as required. Our net losses for the year ended December 31, 2019, were $1,243,497 compared to $358,016 for year end December 31, 2018. As of June 30, 2020, the Company had an accumulated deficit of $2,842,516. The Company does not currently generate any cash on its own. To date, we have funded operations with loans from our founder and CEO, Michael Golomb, a loan made through the Small Business Administration’s Paycheck Protection Program, and capital raised from the issuance of our securities.

These factors raise substantial doubt about our ability to continue as a going concern. We are dependent on additional capital resources for our planned principal operations and are subject to significant risks and uncertainties, including failing to secure funding to operationalize our planned operations or failing to profitably operate the business.

The Offering

Securities offered by us:	Maximum of 4,237,288 shares of Non-Voting Common Stock.

Non-Voting Common Stock outstanding before the offering (1):	10,779,262 shares

Non-Voting Common Stock outstanding after the offering (1):	15,016,550 shares, assuming we raise the maximum offering amount

Use of proceeds:	Product commercialization, marketing and brand development, purchase of intellectual property, payment of deferred salaries and working capital reserves.

(1)	We have granted Restricted Stock Awards under our Amended and Restated 2019 Equity Incentive Plan (“Equity Incentive Plan”). Our Equity Incentive Plan reserves for issuance 1,500,000 shares of Non-Voting Common Stock, of which 1,387,373 have been issued subject to vesting. The number of shares of Non-Voting Common Stock outstanding before and after the offering shown above does not include shares of unvested Non-Voting Common Stock issued under our Equity Incentive Plan or any shares of Non-Voting Common Stock that will remain reserved for issuance pursuant to our Equity Incentive Plan.

Selected Risks Associated with Our Business

Our business is subject to a number of risks and uncertainties, including those highlighted in the section titled “Risk Factors” immediately following this summary. These risks include, but are not limited to, the following:

●	We are an early stage company and have not yet generated any profits;
●	Our financials were prepared on a “going concern” basis;

●	We have an amount of debt that may be considered significant for a company of our size, and we may incur additional debt in the future, which may materially and adversely affect our business, financial position, results of operations and cash flows;

●	Voting control of the Company is in the hands of a single stockholder.

●	We may not be able to generate sufficient cash to service all of our debt or refinance our obligations and may be forced to take other actions to satisfy our obligations under such indebtedness, which may not be successful;
●	Any valuation of the Company at this stage is difficult to assess;

●	Voting control is in the hands of a single stockholder;
●	We operate in a regulatory environment that is evolving and uncertain;

●	We operate in a highly regulated industry;
●	In the event we are required or decide to register as a broker-dealer, our current business model could be affected;

●	We may be liable for misstatements made by issuers on our funding portal;

●	Our compliance is focused on U.S. laws and we have not analyzed foreign laws regarding the participation of non-U.S. residents;

●	FanVestor will be required to ensure that any sweepstakes occurring on its platform comply with state gaming and/or sweepstakes regulation;

●	FanVestor’s service offerings are relatively new in an industry that is still quickly evolving;

●	We are reliant on one main type of service;

●	We depend on key personnel and face challenges recruiting needed personnel;

●	FanVestor and its providers are vulnerable to hackers and cyber attacks;

●	FanVestor currently relies on one escrow agent and technology service provider;

●	We depend on our advisors and consultants who are subject to non-disclosure and confidentiality agreements; We are dependent on general economic conditions;

●	We face significant market competition;

●	Our revenues and profits are subject to fluctuations; and

●	If the Company cannot raise sufficient funds it will not succeed.
●	Any valuation at this stage is difficult to assess;
●	There is no guarantee of return on investment;
●	There is no minimum amount set as a condition to this offering;
●	This offering involves “rolling closings,” which may mean that earlier investors do not have the benefit of information that later investors have;
●	This investment is illiquid;
●	Our management has discretion as to the use of proceeds;
●	If you purchase securities in this offering, you will suffer immediate dilution of your investment;
●	The value of your investment may be further diluted if the company issues additional options, convertible securities or shares of Non-Voting Common Stock;
●	Investors in this Offering may not be entitled to a jury trial with respect to claims arising under the subscription agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under the agreement.

RISK FACTORS

The SEC requires the company to identify risks that are specific to its business and its financial condition. The company is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as hacking and the ability to prevent hacking). Additionally, relatively early-stage companies are inherently riskier than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Risks Related to the Company and our Business

We are an early stage company and have not yet generated any profits.

FanVestor was formed in 2018 and has only recently commenced revenue-generating operations. Accordingly, the company has a limited history upon which an evaluation of its performance and future prospects can be made. Our current and proposed operations are subject to all the business risks associated with new enterprises. These include likely fluctuations in operating results as the company reacts to developments in its market, managing its growth and the entry of competitors into the market. We will only be able to pay dividends on any shares once our directors determine that we are financially able to do so. FanVestor has incurred a net loss and has had limited revenues generated since inception. There is no assurance that we will be profitable in the next three years or generate sufficient revenues to pay dividends to the holders of the shares.

Our financials were prepared on a “going concern” basis.

Our financial statements were prepared on a “going concern” basis. Certain matters, as described below and in Note 1 to the accompanying financial statements indicate there may be substantial doubt about the company’s ability to continue as a going concern. We have not generated profits since inception, and we have had a history of losses. We have sustained losses of $1,243,497 and $358,016 for the years ended December 31, 2019 and 2018, respectively, and have an accumulated deficit of $1,789,750 as of December 31, 2019. More recently, we have sustained losses of $1,052,766 and $345,636 for the periods ending June 30, 2020 and 2019, respectively, and an accumulated deficit of $2,842,516 as of June 30, 2020. Our ability to continue operations is dependent upon our ability to generate sufficient cash flows from operations to meet our obligations, which the company has not been able to accomplish to date, and/or to obtain additional capital financing.

We have an amount of debt that may be considered significant for a company of our size, and we may incur additional debt in the future, which may materially and adversely affect our business, financial position, results of operations and cash flows.

Our current strategic initiatives require substantial capital. We may seek to raise any necessary additional funds through equity or debt financings or other sources that may be dilutive to existing stockholders. We cannot assure you that we will be able to obtain additional funds on commercially reasonable terms, if at all.

As at June 30, 2020 we had $1,949,108 of accrued liabilities. In addition to the loans made to the Company by its Founder and CEO, Michael Golomb through the Golomb Family Trust, the Company received $300,000 consideration for two Convertible Promissory Notes, one of which was purchased by the Golomb Family Trust, during 2020. Additionally, in May 2020, the Company applied for and was granted a loan under the Small Business Association’s Payroll Protection Program (“PPP”) in the amount of $55,645. The terms of the PPP were established by statute and interpreted by the SBA. We believe that the PPP loan will be forgiven in its entirety based on the federally issued guidelines for use of proceeds and forgiveness, and have applied for forgiveness with our lender in October, 2020. Our lender confirmed on October 20, 2020 that a complete file was received to be able to begin processing forgiveness of the PPP loan. However, our debt level in general could limit our ability to obtain additional financing and could have other important negative consequences, including:

●	make it more difficult for us to satisfy our obligations to the holders of our outstanding debt, resulting in possible defaults on and accelerations of such indebtedness;

●	require us to dedicate a substantial portion of our cash flows from operations to make payments on our debt, which would reduce the availability of our cash flows from operations to fund working capital, capital expenditures or other general corporate purposes;

●	increase our vulnerability to general adverse economic and industry conditions, including interest rate fluctuations;

●	limit our ability to refinance our existing indebtedness or borrow additional funds in the future;

●	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we compete;

●	place us at a possible competitive disadvantage relative to less leveraged competitors and competitors that have better access to capital resources; and

●	limit our ability to react to competitive pressures or make it difficult for us to carry our capital spending that is necessary or important to our growth strategy.

Any of the foregoing impacts of our substantial indebtedness could have a material adverse effect on our business, financial condition and results of operations. Additionally, if we are unable to secure financing on commercially reasonable terms, if at all, our business, financial position, results of operations and cash flows may be materially and adversely affected.

We may not be able to generate sufficient cash to service all of our debt or refinance our obligations and may be forced to take other actions to satisfy our obligations under such indebtedness, which may not be successful.

Our ability to make scheduled payments on our indebtedness or to refinance our obligations under our debt agreements, will depend on our financial and operating performance, which, in turn, will be subject to prevailing economic and competitive conditions and to the financial and business risk factors we face as described in this section, many of which may be beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures or planned growth objectives, seek to obtain additional equity capital or restructure our indebtedness. In the future, our cash flows and capital resources may not be sufficient for payments of interest on and principal of our debt, and such alternative measures may not be successful and may not permit us to meet scheduled debt service obligations. In addition, the recent worldwide economic slowdown make it more difficult for us to refinance our indebtedness on favorable terms, or at all. In the absence of such operating results and resources, we may be required to dispose of material assets to meet our debt service obligations. We may not be able to consummate those sales, or, if we do, we will not control the timing of the sales or whether the proceeds that we realize will be adequate to meet debt service obligations when due.

Voting control is in the hands of a single stockholder.

Voting control is concentrated in the hands of the company’s Founder, CEO and Director, Michael Golomb. Furthermore, he has the status of “Super Director” under our Bylaws, giving him four votes and tie-breaking authority while other directors have one vote each. Subject to any fiduciary duties owed to owners or investors under Delaware law, our CEO may be able to exercise significant influence on matters requiring owner approval, including the election of directors, approval of significant company transactions, and will have unfettered control over the company’s management and policies. You may have interests and views that are different from our management. For example, management may support proposals and actions with which you may disagree with. The concentration of ownership could delay or prevent a change in control of the company or otherwise discourage a potential acquirer from attempting to obtain control of the company, which in tum could reduce the price potential investors are willing to pay for the company. In addition, our CEO could use his voting influence to maintain the company’s existing management, delay or prevent changes in control of the company, or support or reject other management and board proposals that are subject to owner approval.

We operate in a regulatory environment that is evolving and uncertain.

The regulatory framework for online capital formation or crowdfunding is very new. The regulations that govern our operations have been in existence for a very few years. Further, there are constant discussions among legislators and regulators with respect to changing the regulatory environment. New laws and regulations could be adopted in the United States and abroad. Further, existing laws and regulations may be interpreted in ways that would impact our operations, including how we communicate and work with investors and the companies that use our platforms’ services. For instance, over the past year, there have been several attempts to modify the current regulatory regime. Some of those suggested reforms could make it easier for anyone to sell securities (without using our services), or could increase our regulatory burden, including requiring us to register as a broker-dealer before we choose to do so. Any such changes would have a negative impact on our business.

We operate in a highly regulated industry.

We are subject to extensive regulation and failure to comply with such regulation could have an adverse effect on our business. Further we anticipate that our subsidiary, FanVestor CF, is about to get registered as a funding portal and regulated entities such as us are often subject to FINRA fines. See “Regulations.” In addition, some of the restrictions and rules applicable to our subsidiary could adversely affect and limit some of our business plans.

In the event we are required or decide to register as a broker-dealer, our current business model could be affected.

Under our current structure, we believe we are not required to register as a broker-dealer under federal and state laws. We intend to partner with Dalmore Group LLP, which is registered in 50 states, with respect to in our security offerings under Regulation A and Regulation D. Further, other than our CEO, Michael Golomb, none of our officers have previous experience in securities markets or regulations. None of our officers are registered securities professionals or passed qualifying exams administered by FINRA. We comply with the rules surrounding funding portals and restrict our activities and services so as to not be deemed a broker-dealer under state and federal regulations, see “Business – Regulation.” However, if we were deemed by a relevant authority to be acting as a broker-dealer, we could be subject to a variety of penalties, including fines and rescission offers. Further, we may decide for business reasons or we may be required to register as a broker-dealer, which would increase our costs, especially our compliance costs. If we are required but decide not to register as a broker-dealer or act in association with a broker-dealer in our transactions, we may not be able to continue to operate under our current business model.

We may be liable for misstatements made by issuers on our funding portal.

Under the Securities Act and the Exchange Act, celebrity issuers making offerings through our funding portal may be liable for including untrue statements of material facts or for omitting information that could make the statements made misleading. This liability may also extend in Regulation Crowdfunding offerings to funding portals, such as our subsidiary. There may also be circumstances in which we are liable for making misleading statements in connection with Regulation Crowdfunding, A and Regulation D offerings. See “Business -- Regulation – Regulation Crowdfunding – Liability” and “Business -- Regulation – Regulation A and Regulation D – Liability” Even though due diligence defenses may be available; there can be no assurance that if we were sued, we would prevail. Further, even if we do succeed, lawsuits are time consuming and expensive, and being a party to such actions may cause us reputational harm that would negatively impact our business.

FanVestor will be required to ensure that any sweepstakes occurring on its platform comply with state gaming and/or sweepstakes regulation.

Rules and regulations governing sweepstakes, promotions, and giveaways vary by state and country, and these rules and regulations could restrict FanVestor’s ability to host sweepstakes offered by campaign sponsors if those sweepstakes are not done in compliance with those rules and regulations. Further, changes in laws or regulations in various states or countries over sweepstakes, promotions and giveaways or a negative finding of law regarding the characterization of certain campaigns on FanVestor could result in FanVestor’s inability host such sweepstakes, impacting a source of revenue.

FanVestor’s product offerings are relatively new in an industry that is still quickly evolving.

The principal securities regulations that we work with, Regulation Crowdfunding, Regulation A, and Regulation D have only been in effect in their current form since 2015 and 2016, respectively. FanVestor’s ability to continue to penetrate the market remains uncertain as potential issuers may choose to use different platforms or providers (including, in the case of Regulation A, using their own online platform), or determine alternative methods of financing. Investors may decide to invest their money elsewhere. Further, our potential market may not be as large, or our industry may not grow as rapidly, as anticipated. With a smaller market than expected, we may have fewer customers. Success will likely be a factor of investing in the development and implementation of marketing campaigns, subsequent adoption by issuers as well as investors, and favorable changes in the regulatory environment.

We are reliant on one main type of service.

All of our current services are variants on one type of service, providing a platform for online capital formation. Our revenues are therefore dependent upon the market for online capital formation.

We depend on key personnel and face challenges recruiting needed personnel.

Our future success depends on the efforts of a small number of key personnel, including our founder and Chief Executive Officer, Michael Golomb with respect to strategy, compliance, capital markets, and back-office operations, and our Chief Operating Officer, Larry Namer, with respect to day to day operations, market strategy execution, business development, marketing, and other customer facing workstreams. Our software engineer team, and in particular Naji Bekhazi, is critical to continually innovate and improve our products while operating in a highly regulated industry. In addition, due to our limited financial resources and the specialized expertise required, we may not be able to recruit the individuals needed for our business needs. There can be no assurance that we will be successful in attracting and retaining the personnel we require to operate and be innovative.

FanVestor and its providers are vulnerable to hackers and cyber attacks.

As an internet-based business, we may be vulnerable to hackers who may access the data of our investors and the celebrity issuers that utilize our platform. Further, any significant disruption in service on the FanVestor platform or in its computer systems could reduce the attractiveness of the FanVestor platform and result in a loss of investors and companies interested in using our platform. Further, we rely on a third-party technology provider to provide some of our back-up technology as well as act as our escrow agent. Any disruptions of services or cyber attacks either on our technology provider or on FanVestor could harm our reputation and materially negatively impact our financial condition and business.

We depend on our advisors and consultants who are subject to non-disclosure and confidentiality agreements.

In certain cases, the company may rely on trade secrets to protect intellectual property, proprietary technology and processes, which the company has acquired, developed or may develop in the future. There can be no assurances that secrecy obligations will be honored or that others will not independently develop similar or superior products or technology. The protection of intellectual property and/or proprietary technology through claims of trade secret status has been the subject of increasing claims and litigation by various companies both in order to protect proprietary rights as well as for competitive reasons even where proprietary claims are unsubstantiated. The prosecution of proprietary claims or the defense of such claims is costly and uncertain given the uncertainty and rapid development of the principles of law pertaining to this area. The company, in common with other firms, may also be subject to claims by other parties with regard to the use of intellectual property, technology information and data, which may be deemed proprietary to others

We are dependent on general economic conditions.

Our business model is dependent on investors investing in the companies presented on our platforms. Investment dollars are disposable income. Our business model is thus dependent on national and international economic conditions. Adverse national and international economic conditions may reduce the future availability of investment dollars, which would negatively impact our revenues and possibly our ability to continue operations. It is not possible to accurately predict the potential adverse impacts on the company, if any, of current economic conditions on its financial condition, operating results and cash flow.

We face significant market competition.

We facilitate online capital formation. Though this is a new market, we compete against a variety of entrants in the market as well likely new entrants into the market. Some of these follow a regulatory model that is different from ours and might provide them competitive advantages. New entrants could include those that may already have a foothold in the securities industry, including some established broker-dealers. Further, online capital formation is not the only way to address helping start-ups raise capital, and the company has to compete with a number of other approaches, including traditional venture capital investments, loans and other traditional methods of raising funds and companies conducting crowdfunding raises on their own websites. Additionally, some competitors and future competitors may be better capitalized than us, which would give them a significant advantage in marketing and operations.

Our revenues and profits are subject to fluctuations.

It is difficult to accurately forecast our revenues and operating results, and these could fluctuate in the future due to a number of factors. These factors may include adverse changes in: number of investors and amount of investors’ dollars, the success of world securities markets, general economic conditions, our ability to market our platform to companies and investors, headcount and other operating costs, and general industry and regulatory conditions and requirements. The company’s operating results may fluctuate from year to year due to the factors listed above and others not listed. At times, these fluctuations may be significant and could impact our ability to operate our business.

If the Company cannot raise sufficient funds it will not succeed.

FanVestor is offering Non-Voting Common Stock in the amount of up to $15,000,000 in this offering, and may close on any investments that are made. Even if the maximum amount is raised, the company is likely to need additional funds in the future in order to grow, and if it cannot raise those funds for whatever reason, including reasons relating to the company itself or to the broader economy, it may not survive. If the company manages to raise only the minimum amount of funds sought, it will have to find other sources of funding for some of the plans outlined in “Use of Proceeds.”

Risks Related to the Securities and the Offering

Any valuation at this stage is difficult to assess.

The valuation for the offering was established by the company. Unlike listed companies that are valued publicly through market-driven stock prices, the valuation of private companies, especially startups, is difficult to assess and you may risk overpaying for your investment.

There is no guarantee of return on investment.

There is no assurance that a purchaser will realize a return on its investment or that it will not lose its entire investment. For this reason, each purchaser should read the Form 1A and all Exhibits carefully and should consult with its own attorney and business advisor prior to making any investment decision.

There is no minimum amount set as a condition to closing this offering.

Because this is a “best efforts” offering with no minimum, we will have access to any funds tendered. This might mean that any investment made could be the only investment in this offering, leaving the company without adequate capital to pursue its business plan or even to cover the expenses of this offering.

This offering involves “rolling closings,” which may mean that earlier investors may not have the benefit of information that later investors have.

We may conduct closings on funds tendered in the offering at any time. At that point, investors whose subscription agreements have been accepted will become our shareholders. We may file supplements to our Offering Circular reflecting material changes and investors whose subscriptions have not yet been accepted will have the benefit of that additional information. These investors may withdraw their subscriptions and get their money back. Investors whose subscriptions have already been accepted, however, will already be our shareholders and will have no such right.

This investment is illiquid.

There is no currently established market for reselling these securities. If you decide that you want to resell these securities in the future, you may not be able to find a buyer.

Our management has discretion as to the use of proceeds.

The net proceeds from this offering will be used for the purposes described under “Use of Proceeds.” The company reserves the right to use the funds obtained from this offering for other similar purposes not presently contemplated which it deems to be in the best interests of the company and its investors in order to address changed circumstances or opportunities. As a result of the foregoing, the success of the company will be substantially dependent upon the discretion and judgment of management with respect to application and allocation of the net proceeds of this offering. Investors for the SAFE Notes hereby will be entrusting their funds to the company’s management, upon whose judgment and discretion the investors must depend.

If you purchase securities in this offering, you will suffer immediate dilution of your investment.

The public offering price of our Non-Voting Common Stock in this offering is substantially higher than the net tangible book value per share of our Non-Voting Common Stock. Therefore, if you purchase securities in the offering, you will pay an effective price per share of Non-Voting Common Stock that substantially exceeds our net tangible book value per share after giving effect to the offering. Based on a public offering price of $3.00 per share of Non-Voting Common Stock, if you purchase shares in this offering and we sell the maximum amount offered, you will experience immediate dilution of $2.27 per share, representing the difference between the public offering price of the securities and our net tangible book value per share after giving effect to the proceeds we received from this offering. Furthermore, if any of our outstanding SAFE Notes or Convertible Promissory Notes are exercised at prices below the public offering price, we grant stock options under our equity incentive plans or issue additional convertible securities, you may experience further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution would incur if you participate in this offering.

The value of your investment may be further diluted if the company issues additional options, convertible securities or shares of Non-Voting Common Stock.

Our Amended Certificate of Incorporation provides that we can issue up to 17,500,000 shares of our Non-Voting Common Stock, whether in a subsequent offering, in connection with an acquisition or otherwise. We have granted 1,387,373 shares of Non-Voting Common Stock under our Equity Incentive Plan. Our Equity Incentive Plan reserves for issuance a total of 1,500,000 shares of Non-Voting Common Stock. We may in the future increase the number or percentage of shares reserved for issuance under this plan or adopt another plan. We have also agreed to issue shares of Non-Voting Common Stock to the holders of our Convertible Promissory Notes, which includes our Founder, CEO and Chairman of the Board, Michael Golomb, as discussed under “Interests of Management and Others in Certain Transactions.” The issuance of additional shares of Non-Voting Common Stock, Convertible Promissory Notes, additional grants of Non-Voting Common Stock under our Equity Incentive Plan, or other stock-based incentive program, may dilute the value of your holdings. The company views stock-based incentive compensation as an important competitive tool, particularly in attracting both managerial and technological talent.

The subscription agreement has a forum selection provision that requires disputes be resolved in state or federal courts in the State of Delaware, regardless of convenience or cost to you, the investor.

In order to invest in this offering, investors agree to resolve disputes arising under the subscription agreement in state or federal courts located in the State of Delaware, for the purpose of any suit, action or other proceeding arising out of or based upon the agreement, including those related federal securities laws. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Investors will not be deemed to have waived the company’s compliance with the federal securities laws and the rules and regulations thereunder. This forum selection provision may limit your ability to obtain a favorable judicial forum for disputes with us.   Alternatively, if a court were to find the provision inapplicable to, or unenforceable in an action, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition or results of operations.

Investors in this Offering may not be entitled to a jury trial with respect to claims arising under the subscription agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under the agreement.

Investors in this Offering will be bound by the subscription agreement, which includes a provision under which investors waive the right to a jury trial of any claim they may have against the company arising out of or relating to the agreement, including any claims made under the federal securities laws. By signing the agreement, the investor warrants that the investor has reviewed this waiver with his or her legal counsel, and knowingly and voluntarily waives the investor’s jury trial rights following consultation with the investor’s legal counsel.

If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by a federal court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Delaware, which governs the agreement, by a federal or state court in the State of Delaware. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the subscription agreement. You should consult legal counsel regarding the jury waiver provision before entering into the subscription agreement.

If you bring a claim against the company in connection with matters arising under the agreement, including claims under the federal securities laws, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against the company. Investors will not be deemed to have waived the company’s compliance with the federal securities laws and the rules and regulations thereunder. If a lawsuit is brought against the company under the agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

Nevertheless, if the jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms the agreement with a jury trial. No condition, stipulation or provision of the subscription agreement serves as a waiver by any holder of the company’s securities or by the company of compliance with any substantive provision of the federal securities laws and the rules and regulations promulgated under those laws.

In addition, when the Shares are transferred, the transferee is required to agree to all the same conditions, obligations and restrictions applicable to the shares or to the transferor with regard to ownership of the Shares, that were in effect immediately prior to the transfer of the Shares, including but not limited to the subscription agreement.

DILUTION

Dilution means a reduction in value, control or earnings of the shares the investor owns.

Immediate dilution

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the company. When the company seeks cash investments from outside investors, like you, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of your stake is diluted because all the shares are worth the same amount, and you paid more than earlier investors for your shares.

The following table demonstrates the price that new investors are paying for their shares with the effective cash price paid by the existing shareholder. The table gives effect to the sale of shares by us at $2,500,000, $5,000,000, $10,000,000 and $15,000,000 (the maximum amount offered).

	$2,500,000 Raise	$5,000,00 Raise	$10,000,000 Raise	$15,000,000 Raise
Price per Share for new investors	$3.54	$3.54	$3.54	$3.54
Shares issued to new investors	706,578	1,413,156	2,826,312	4,239,469
Gross proceeds	$2,500,000	$5,000,000	$10,000,000	$15,000,000
Less: offering costs	$(350,000)	$(650,000)	$(1,000,000)	$(1,350,000)
Net offering proceeds	$2,150,000	$4,350,000	$9,000,000	$13,650,000
Adjusted net tangible book value pre-financing (as of June 30, 2020)	$(1,805,666)	$(1,805,666)	$(1,805,666)	$(1,805,666)
Adjusted net tangible book value post-financing	$344,334	$2,544,334	$7,194,334	$11,844,334
Shares issued and outstanding pre-financing	11,305,250	11,305,250	11,305,250	11,305,250
Shares issued and outstanding post-financing *	12,011,828	12,718,406	14,131,562	15,544,718
Net tangible book value per share prior to offering	$(0.00)	$(0.00)	$(0.00)	$(0.00)
Increase/(decrease) per share attributable to new investors	$0.03	$0.20	$0.51	$0.76
Net tangible book value per share after offering	$0.03	$0.20	$0.51	$0.76
Dilution per share to new investors	$3.51	$3.34	$3.03	$2.78
Dilution per share to new investors	99%	94%	86%	78%

*	This does not include SAFE Notes sold in an offering in October and November 2020 for $ and three Convertible Promissory Notes sold during 2020 for a combined consideration of $490,491. The SAFE Notes automatically convert into the Company’s Non-Voting Common Stock based on the proceeds of this offering. SAFE Noteholders who invested between $1,000 and $9,999 in SAFE Notes will receive a 5% discount on conversion. Similarly, SAFE Noteholders who purchased between $10,000 and $14,999 will receive a 10% discount on conversion and holders of $15,000 or more of SAFE Notes will receive a 15% discount. The total number of shares of Non-Voting Common Stock that will be issued upon conversion of the SAFE Notes will be based on the $3.00 price in this offering. The Company’s founder and CEO, Michael Golomb, who purchased the Company’s Convertible Promissory Notes for $235,491 consideration, will receive 98,121 shares of Non-Voting Common Stock upon conversion at $2.40, a 20% discount to the Offering price. The second holder of the Company’s Convertible Promissory Note for $205,000 will receive 85,417 shares of Non-Voting Common Stock upon conversion based on the offering price upon conversion at $2.40, a 20% discount to the Offering price. The third holder of the Company’s Convertible Promissory Note for $50,000 will receive 22,223 shares of Non-Voting Common Stock upon conversion at $2.25, a 25% discount to the Offering price.

To date, the company has issued 1,387,373 shares of Non-Voting Common Stock under its Amended and Restated 2019 Equity Incentive Plan (“Equity Incentive Plan”) to its directors, executive officers, employees, consultants and advisors. The above table excludes the future issuance of up to 112,627 shares of Non-Voting Common Stock under our Equity Incentive Plan that have not yet vested.

Future dilution

Another important way of looking at dilution is the dilution that happens due to future actions by the company. The investor’s stake in a company could be diluted due to the company issuing additional shares. In other words, when the company issues more shares, the percentage of the company that you own will go down, even though the value of the company may go up. You will own a smaller piece of a larger company. This increase in number of shares outstanding could result from a stock offering (such as an initial public offering, another Regulation A round, a venture capital round, angel investment), employees exercising stock options, or by conversion of certain instruments (e.g. convertible bonds, preferred shares or warrants) into stock.

If the company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share (though this typically occurs only if the company offers dividends, and most early stage companies are unlikely to offer dividends, preferring to invest any earnings into the company).

The type of dilution that hurts early-stage investors most often occurs when the company sells more shares in a “down round,” meaning at a lower valuation than in earlier offerings. An example of how this might occur is as follows (numbers are for illustrative purposes only):

●	In June 2020 Jane invests $20,000 for shares that represent 2% of a company valued at $1 million.
●	In December 2020 the company is doing very well and sells $5 million in shares to venture capitalists on a valuation (before the new investment) of $10 million. Jane now owns only 1.3% of the company but her stake is worth $200,000.
●	In June 2021 the company has run into serious problems and in order to stay afloat it raises $1 million at a valuation of only $2 million (the “down round”). Jane now owns only 0.89% of the company and her stake is worth only $26,660.

This type of dilution might also happen upon conversion of convertible notes into shares. Typically, the terms of convertible notes issued by early-stage companies provide that in the event of another round of financing, the holders of the convertible notes get to convert their notes into equity at a “discount” to the price paid by the new investors, i.e., they get more shares than the new investors would for the same price. Additionally, convertible notes may have a “price cap” on the conversion price, which effectively acts as a share price ceiling. Either way, the holders of the convertible notes get more shares for their money than new investors. In the event that the financing is a “down round” the holders of the convertible notes will dilute existing equity holders, and even more than the new investors do, because they get more shares for their money. Investors should pay careful attention to the number of shares of Common Stock underlying convertible notes that the company may issue in the future, and the terms of those notes.

If you are making an investment expecting to own a certain percentage of the company or expecting each share to hold a certain amount of value, it’s important to realize how the value of those shares can decrease by actions taken by the company. Dilution can make drastic changes to the value of each share, ownership percentage, voting control, and earnings per share.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $13,650,000 assuming we raise the maximum offering amount and after deducting the estimated offering expenses of approximately $1,350,000 (excluding state filing fees).

The following table below sets forth the uses of proceeds assuming an offering amount of $2,500,000, $5,000,000, $10,000,000, and $15,000,000 (the maximum offering amount). For further discussion, see the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Plan of Operations.”

	$2,500,000 Raise	$5,000,000 Raise	$10,00,000 Raise	$15,000,000 Raise
Offering Proceeds
Shares sold by the Company	706,578	1,413,156	2,826,312	4,239,469
Gross proceeds	$2,500,000	$5,000,000	$10,000,000	$15,000,000
Offering expenses	$(350,000)	$(650,000)	$(1,000,000)	$(1,350,000)
Total Offering Proceeds Available for Use	$2,150,000	$4,350,000	$9,000,000	$13,650,000

Estimated Expenditures
Compliance, operations, general and administrative	$675,000	$1,180,000	$2,680,000	$3,350,000
Engineering and product	$620,000	$960,000	$1,930,000	$2,560,000
Business development, sales and marketing	$525,000	$1,180,000	$2,900,000	$5,580,000
Payment of deferred compensation	$330,000	$330,000	$330,000	$330,000
Total Expenditures	$2,150,000	$4,350,000	$7,840,000	$11,820,000
Working capital reserves	$0	$0	$1,160,000	$1,830,000

(1)	Excludes state filing fees of approximately $12,000.

The above figures represent only estimated costs. This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering.

We reserve the right to change the above use of proceeds if management believes it is in the best interests of the Company.

THE COMPANY’S BUSINESS

Overview

Our original concept was created by Michael Golomb, founder and CEO back in 2017, resulting in EdenLedger, Inc.’s incorporation on December 13, 2018 under the laws of Delaware. EdenLedger’s predecessor company, EdenCoin, Inc. was a corporation formed on July 7, 2017, under the laws of Delaware. Michael Golomb, the founder and CEO of both companies, owned 100% of the Voting Common Stock of both companies. The Company is a data-driven investment platform creating a new ecosystem that enables fans, both accredited and non-accredited, to invest in and engage with their favorite talent; musicians, athletes and entertainment and sport/e-sport organizations.

FanVestor is an innovative crowdfunding platform that has built a crowdfunding platform specifically focused on media celebrities, athletes, artists, esports leaders, fashion icons – the most influential talent brands and their fans. Celebrities harness the power of their fan bases, and raise funds for their next project, business endeavor and/or charity. We have taken a dual approach to the talent/fan relationship.

First, because we are focused exclusively on celebrity talent brands across industries, we have created a “safe zone” that allows talent to be in a group of their peers – other top-tier talent in sports, tv/film, music, fashion and art. Because of the public nature of celebrity, their brand image is often priority number one, and being amongst their peers creates an acceptable situation. This is especially important when looking to raise money, as no celebrity wants to appear to need money. In addition, because our platform focuses on the talent-fan relationship, celebrities are able to position any fundraising as a “thank you” to fans and giving them a chance to share in their success. This starts with identifying a project, establishing the project type and business goals (new branded product launch, new business expansion, social good campaign/charity, etc.). FanVestor then identifies the product offerings that align most to the project type, business goals and talent brand image – this can be a sweepstakes, merchandise/perks and experience offering, or an offering of securities with equity positions taken by fans. Talent then communicates to their fans across all social media, email/text, and press channels alerting fans of the opportunity to join them in their next project. Fans will visit FanVestor on the web app or their mobile device to learn about the offering and commit to participation via a sweepstakes, commerce or securities investment. FanVestor helps manage the communications with fans from lead to commitments to post-purchase.

Secondly, we are attracting fans to our platform. We will be working with talent across multiple categories and creating the largest database of celebrity fans and superfans. Because talent will invite their fans to FanVestor, once registered they become a customer of FanVestor, allowing us to communicate about talent offerings, exclusive content, and new opportunities with relevant celebrities. As they invest, we will be able to leverage their data and profile to create repetitive success for every talent project and will quickly become the only place celebrities will go to raise funds for projects, business endeavors and charities across a diverse group of fans, including their own.

We believe that FanVestor is the only platform of its kind in the global crowdfunding nation. We aim to facilitate financial ignition of innovative celebrities who have the energy and talent to start and grow successful campaigns for both their charitable causes and personal projects.

Our micro-securitization platform will allow both accredited and non-accredited fans to invest in their favorite celebrity brands. Prior to the introduction of FanVestor, fans and followers connected with their favorite celebrities by purchasing branded products, attending events and consuming content on social media. FanVestor enables these emotional “fan” connections to move to the next level and become “investors.”

Recently winning the 2020 “Crowdfunding Innovation Award” from FinTech Breakthrough, FanVestor aims to become a leader in a total 360-degree fan investing, commerce, and rewards platform for celebrity brands and their associated partners by enabling fans (both accredited and non-accredited) to invest in and engage with their favorite talent, musicians, athletes as well as entertainment and sport/e-sport organizations.

FanVestor believes it has a stellar leadership team, composed of seasoned entrepreneurs, technologists and advisors with proven success and key industry relationships. FanVestor’s Founder and CEO Michael Golomb is a long-time business leader, having helped raise more than $2 billion through multiple IPOs and other fundraising activities, and Larry Namer, COO, was Co-Founder of E! Entertainment TV. Advisors to FanVestor include: Marty Pompadur - the former head of ABC TV Network and Head of NewsCorp Europe, Phil M. Quartararo – Former CEO of Warner Brothers Music, EMI Records and Virgin Records, Yung Kim - Former President/CEO of DASAN Zhone Solutions (Nasdaq: DZSI) and former President and an executive board member of Korea Telecom (KT), Yobie Benjamin - Former Global CTO of Citigroup and Chief Strategy Officer of Ernst & Young, Alan Qiu - Director of Investment for Panorama Capital and former Vice President, Business Development and International Business for PINTEC (NASDAQ:PT), and Bryan Goldberg - Co-Founder of Bleacher Report; Founder & CEO Bustle, Gawker, Elite Daily, Mic, The Outline, and The Zoe Report.

In July 2020, the Company kicked off its partnership with iHeartMedia, featuring opportunities from DJ Khaled, The Jonas Brothers, Jackson Wang, Ryan Seacrest, The Ben& Ashley Show, LA Dodger’s Justin Turner & Max Muncy, as well as several individual campaigns with Paul Oakenfold and Hamilton the Musical. These current opportunities are for fan experiences and are not active offerings of securities.

FanVestor has two wholly owned subsidiaries:

●	FanVestor CF, which would be conducting Regulation CF securities offerings through our official Regulation CF funding portal commencing upon FINRA’s formal authorization; and

●	FanPerks, through which we conduct our non-security type offerings, such as licensed sweepstakes, auctions for perks (virtual and physical goods or services), and charitable fundraising campaigns.

Our Innovation

FanVestor’s all-in-platform for fan investing and fan commerce offers experiences, product offerings – both virtual and physical, and tiered levels of rewards for both commercial and charitable projects offered by celebrities to their fans.

FanVestor’s business model is also unique to the marketplace, capitalizing on the recent changes in regulations and tech innovation such as:

●	JOBS Act/compliance - creating financial investment opportunities for non-accredited investors

●	Regulated by the SEC and FINRA

●	Next-generation data science - enabling our data-driven data management platform to collect valuable data that delivers the entertainment industry key data such as the buying habits of celebrities’ fan base and other key features which can then be used to grow and expand one’s digital, online/offline businesses. up to optimize data management, analytics, and communication tools for persons of social influence by providing deep insights into fan data, purchasing history and enriched user attributes for celebrities

●	Social media engagement platforms - Our platform is brand agnostic, meaning any established talent, musician, athlete, entertainment or sport organization can raise capital from their direct and indirect social media followers using the FanVestor technology platform through our investment offerings, micro-securitization, and innovative rewards. With this data, FanVestor’s platform enables celebrities to communicate with their fan base using targeted messaging and retargeting products to further monetize projects. Our application leverages the social integrations and followers of celebrities across multiple social media platforms (e.g., Facebook, Twitter, YouTube, Instagram, and Tik Tok), and then layers the data enrichment concept to grow our platform user base.

In March 2020, FanVestor was recognized as the winner of “Crowdfunding Innovation Award” by FinTech Breakthrough, part of Tech Breakthrough, a market intelligence company.

Principal Products and Services

FanVestor filed its provisional U.S. patent in December 2019 (US#62/950,038) and plans to file the full patent by the end of 2020.

PLATFORM

FANVESTOR PLATFORM FEATURES

USER ROLES

The “BRAND”

- Create profile & link social media
- Create campaigns
- Promote campaigns to followers
- Monitor and manage campaigns
- Follow up with investors “in-app”
- Investor relations

The “SUPER FAN”= FAN-INVESTING

- Investment credential checks:
  - Know Your Customer (KYC)
  - Anti-Money Laundering (AML)
  - Investor Accreditation
- Invest in securities (debt, equity, asset, etc.)

The “FAN” = FAN COMMERCE

- Create profile
- Select interests
- Follow brands
- Browse and view campaigns
- Participate in non-securities campaigns

CAMPAIGN SUPPORT

Common Attributes:

- Min and max raise limits
- Timeline and goal based
- Geo-location centric
- Escrow account
- Regulated & licensed
- Instrumentation & Analytics

SWEEPSTAKES
• Digital & physical perks
• Fulfillment tracking
AUCTIONS
• Reserve price
• Digital & physical perks
• Fulfillment tracking
SECURITIES
• Broker dealer management
• Cap table management
• Dividend distribution

FANVESTOR™

BUSINESS MODEL

FAN ENGAGEMENT + DATA
TIER 01 MUSIC, SPORTS, ESPORTS

- FanVestor delivers Big Data, capturing both the desires, passions and participation of consumers to deliver the elusive "buying/spending" analytics, so that talent, musicians and athletes can better understand the behaviors of their fans and followers
- Data analytics provide a deeper understanding of Fanbase to include financial capabilities, demographics, preferences and other metrics
- FanVestor's passion data, from both online behaviors and social media, creates a network effect for targeted marketing to improve sales and fan loyalty

IDENTITY RESOLUTION (ONBOARDING)
3RD PARTY ENRICHMENT (TAGS)
INTERESTS (ANALYTICS)
KYC/AML (CHECKS)
INVESTOR ACCREDITATION (PROCESS)

MONETIZATION

- Segment data to achieve additional monetization strategies
- Covert basic fans to super fans
- Target specific with campaign based on relevant attributes
- Provide statistical data to Brand to better understand their fan base for future campaign promotions
- Ability to monetize enriched data externally

Profit
Time
Unknown
Known
Responsive
Prospect
First Time User
Repeat User
Inactive User
Premium Investor
Identify
Capture
Engage
Convert
Develop
Mature
Reactivate
Retain
ACTIVATION
RETENTION

FANVESTOR™

Current Services

Depending on the type of offering being made, we anticipate operating as a technology platform connecting celebrities and investors for which we do not act as a securities intermediary and are not regulated as such. We also will not be regulated as a funding portal for offerings taking place under Regulation Crowdfunding which we expect to go live in the fourth quarter of 2020. We will partner with Dalmore Group, LLC, a registered broker-dealer, in connection with those offering. See “Partnerships and Collaborations,” below.

We intend to facilitate the following types of offerings that are exempt from registration under the Securities Act:

●	Regulation A+ offerings: In partnership with Dalmore Group, through FanVestor we plan to host Regulation A+ offerings on our platform. These offering would involve issuers seeking to raise anywhere from $100,000 to $50,000,000 and we anticipate providing an array of technology and support services, including custodial accounts and coordinating vendors.

●	Regulation Crowdfunding offerings: Through FanVestor CF LLC, our funding portal is in the registration process with the SEC and FINRA. We have completed our interview with FINRA and expect to have our registration finalized in December, 2020. Once registered, we plan to host Regulation Crowdfunding offerings. These offerings would involve issuers seeking to raise anywhere from $10,000 to $1,070,000. We also expect to provide an array of services permitted by Regulation Crowdfunding, including campaign page design services, marketing consulting services, assisting with due diligence, custodial accounts, and coordinating vendors.

●	Rule 506(c) offerings: In partnership with Dalmore Group, through FanVestor, we plan to host offerings under Rule 506(c) of Regulation D. Accredited investors are allowed to invest in these offerings and we would host these offerings either on a stand-alone basis or concurrently with a Regulation Crowdfunding offering. Under Rule 506(c), issuers can use general solicitation to attract investors and, therefore, issuers engaged in a concurrent Regulation Crowdfunding offering can also raise additional funds from accredited investors providing they comply with the requirements of each exemption.

Through FanPerks LLC, we plan to facilitate non-security type offerings, such as licensed sweepstakes and auctions for exclusive perks offerings (virtual and physical goods or services, rewards) and charitable fundraising campaigns.

Services Under Development

We have taken a phased approach to our product roadmap, focusing and prioritizing our development and financial resources initially on features and functionality that will drive user and fan acquisition, talent partnerships, and product offerings that allow us to deliver immediately for all prospective talent projects. Our business model focus on top-tier talent. These talent brands have influence with millions of fans, and can activate those fans to take action within minutes of an Instagram post, tweet, YouTube video, TikTok video or press announcement, so our product offering prioritizes user experience, stability and scalability, In terms of user experience, we made it easy for fans to register on FanVestor and set up their profile. We then scaled, tested and re-tested the system for stability with 2,200 transactions per second with only 30 instances of horizontal scaling, which basically confirmed that we could have 40-50 million registered users on the platform, which would support the biggest celebrity fanbases in the world. With our iHeartMedia partnership, our technical tests were validated with no issues related to website visits, registrations, and engagement across iOS, Android, and the web app.

While deep into discussions with talent and their management teams, it became clear that we needed product options depending on the stage of project and appetite of the talent. Therefore, we created multiple product offerings that would cover 99% of the asks of talent, without any customization. This was critical as many talent brands want to be “unique” and customize for their individual fanbases. With four offerings, we can address 99% of the talent demands in terms of service offerings. The four offerings we developed are:

●	Sweepstakes - with free and paid entries for experiential rewards;

●	Perks and commerce – which allows fans to purchase products that can be packaged with unique experiences and value adds by the talent (e.g. autographed basketball included, etc.);

●	Securities - through Regulation CF or Regulation A to raise funds up to $50 million for a business project providing potential future value to investors; and

●	Charities – ability to earmark a portion or all of the funds across sweepstakes, perks and securities to a charity.

All of these are technologically operational today (offerings under Regulation CF will be possible upon FINRA authorization of our funding portal), and enable us to work with any talent brand regardless of size of fanbase, stage of project, and execution requirements during and post project event. We have added automation and tools to reduce manual processes to allow for ease of setup of projects, communications and more.

Our next pillar of growth and priority of product roadmap focuses on delivering best-in-class post investment and project services. This includes providing advanced analytics and data insights tools, sophisticated communications, Investor relations and state-of-the-art cap table management, and future monetization opportunities with talent and fanbases.

Advanced Analytics and Data Insights

●	FanVestor’s data analytics advanced tools would provide a deeper understanding of a celebrity’s fanbase to include financial and wealth insights, demographics, preferences and other metrics. Through this conduit, celebrities may also have access to their fans’ purchasing history and online interests, which will allow them to personalize and target their messaging and products.

●	FanVestor plans to deliver Big Data, capturing the desires, passions and participation of consumers to deliver the elusive “buying/spending” analytics, so that media celebrities, artists, and athletes can better understand the behaviors of their fans and followers.

●	FanVestor’s passion data, from both online behaviors and social media, would create a network effect for targeted marketing to improve sales and fan loyalty.

Next-Generation Communications

●	FanVestor has plans to build a next-generation communication platform solution for ecosystem participants to increase the brand-to-fan engagement.

●	The platform would be an integrated web-based platform with virtual call centers, scalable, text, voice, bot, and a cloud-based, multichannel communication platform built on top of Twilio (or similar), and hosted within the Microsoft Azure Cloud, AWS, or equivalent, where in the ecosystem participants are able to share information via the newsfeed, get real-time feedback via comments, likes, and reactions.

●	It is expected that this platform would allow fans to use live video for more immediate, direct and authentic sharing, wherein the communication platform includes an auto-translation feature that allows for truly global multi-lingual communication.

Advanced Investor Relations Tools

●	Standard capitalization table management. A global best practices solution which we expect to capture standard features, such as electronic securities, board consents, scenario modeling, investor communication, board meeting management, equity compensation tools, and report building.

●	FanVestor’s capitalization tables would be fanbase driven. With the use of advanced machine learning and engine features, we anticipate the participating celebrity issuers to utilize this new information in a brand new way to support investor relations, and to provide new direct investment opportunities to their fans as well as for cross-promotions.

●	We also plan for these tools to provide automated financial distributions (i.e., dividends or debt interest coupons and pay-offs).

●	Ongoing communications, including regulatory or legally required communications and marketing communications.

Future Monetization

●	Identify fan investors for new fan projects based on data analysis of relevant individual and household attributes - demographics, prior investment categories and dollar amount, talent type and sub-category (such as Athletes or basketball).

●	Ongoing communications to the database of FanVestor users (investing and non-investing fans) who engaged prior for new talent project offerings.

●	Ability to monetize enriched data externally under the appropriate geo-compliance.

Longer-term Product Plan

Our longer-term approach (beyond 12 months) continues to focus on delivering the best-in-class experiences for fans and talent brands. Our focus will be on delivering in areas of investor liquidity, artificial intelligence, enhanced payment solutions, and a rewards platform.

FanVestor plans to build a securities marketplace that would provide liquidity to investors wherein the securities could include financial products such as debt, equity, derivatives, asset-backed securities, and where the securities can be traded between participants as conventionally done on the traditional stock market exchanges with the proper compliance. This marketplace is not yet in place, and would require approval from the SEC and FINRA prior to operation.

FanVestor also expects to build a non-securities marketplace solution that would allow the perks issued through our platform or other platforms (i.e. virtual and physical exclusive perks and tiered levels of reward, etc.) to be traded between participants, peer to peer transactions, brands, fans, investors, and other ecosystem participants by exchanging, trading, selling or even transferring to other third party exchanges.

FanVestor plans on building an artificial intelligence (“AI”) and machine learning (“ML”) platform solution capable of analyzing data related to fans, investors, celebrity brand owners, influencers, content owners and distributors, telecommunication technology and service providers, and regulated securities transactions, where the AI platform would be capable of analyzing fan behavior, social and emotional data, geographic and located-based data, financial status, and demographics in order to provide direct fan-to-celeb brand analytics, and where the AI platform would be capable of matching potential investors to celebrity brand owners.

FanVestor plans on building a payment platform solution capable of facilitating cross-border financial transactions for project capitalization and investment liquidation purposes, wherein the payment platform would be further capable of facilitating peer-to-peer financial transactions between investors and celebrity brand owners.

FanVestor also anticipates building a rewards platform capable of offering tiered levels of rewards to fans and investors, wherein the rewards may include exclusive virtual and physical perks, as well as experience-based perks.

Partnerships and Collaborations

We are working with major banking institutions, tax and legal advisors, such as HSBC, Deloitte, Perkins Coie, as well having completed a collaboration with iHeartMedia that began in June 2020. Our collaboration with iHeartMedia was limited in scope related to COVID-19 relief, but we believe it to be representative of the types of partnerships with entities that control access to brands and celebrities we will be able to achieve going forward. We hope to have additional collaborations with iHeartMedia in the future.

We also collaborate with the leading law firms in the 2012 JOBS Act and FINRA-related matters, such as CrowdCheck Law LLP and Ellenoff Grossman & Schole LLP.

We will partner with Dalmore Group LLC, which will act as our broker-dealer of record for all security offerings under Regulations A and D. Prior to FanVestor’s registration as a funding portal under Regulation Crowdfunding, offerings under Regulation Crowdfunding will also be intermediated by Dalmore Group.

Market

Regulation A

Amended Regulation A, popularly known as “Regulation A+,” became effective June 19, 2015. Because Regulation A permits a maximum raise of $50 million each twelve months, we believe this rule is well suited for celebrity issuers and the projects that they are seeking to fund. We have seen the interest in this type of celebrity-based fund raising through existing business development activities through our Invest with HeartTM campaign. We expect to see an increase in the number of celebrities who list their projects on our platform, although we are likely to encounter competition from other platforms and from celebrities who seek to raise funds online without using a platform. At this time FanVestor believes it is the only such global fundraising venue for elite celebrities.

Regulation Crowdfunding

We believe that the market for celebrity crowdfunding of their projects and charitable interests will also grow as more celebrities become aware of this funding method and view Regulation Crowdfunding as a viable fundraising option. It is our understanding that Regulation Crowdfunding makes it relatively inexpensive to make an offering of securities. With a maximum raise of $1,070,000 per year, we believe that this funding method is perfect for early-stage companies.

We plan to increase awareness of the benefits of Regulation Crowdfunding through a lead generation program that may include advertising on social media, email marketing and through our workshops. We plan to focus on celebrities who have millions of social media followers with active engagement on the major social media channels. We plan to educate the market through the content we write and publish on our blog as well as being guest authors on other popular blogs.

Rule 506(c) of Regulation D

Rule 506(c) of Regulation D allows for companies, celebrities, and campaigns to reach accredited investors that are beyond their immediate networks by communicating broadly. There is no limitation on the amount raised, which makes this rule attractive to celebrities who just completed a Regulation Crowdfunding offering or are planning a Regulation A campaign in the near future. For Regulation Crowdfunding offerings, this exemption provides celebrities an opportunity to extend an offering beyond Regulation Crowdfunding once the maximum $1,070,000 has been reached. For Regulation A offerings, this exemption can be used as a fundraising option prior to the launch of the offering, because of the time it takes to get a Regulation A offering qualified.

Competitive Landscape and our Advantages

The online crowdfunding space has grown considerably in the past decade. While its origins were in donation/reward crowdfunding for perks and products, the general acceptance of the space has allowed more channels to be possible. We have evaluated the current competitive environment and see that the space is fragmented into specialist platforms and services. For instance, donation/reward crowdfunding sites like Indiegogo, Patreon, and Kickstarter allow for sweepstakes, global participation, and direct fan engagement with their perks offerings. Investment crowdfunding sites like StartEngine and Republic provide the same, but for investment offerings.

We believe that FanVestor is the only platform of its kind in the global crowdfunding environment that will provide users access to all forms of online crowdfunding. We aim to facilitate financial ignition of innovative celebrities who have the energy and talent to start and grow successful campaigns for both their charitable causes and personal projects. Our offerings, from sweepstakes and perks/experiences to securities will allow us to meet the needs of talent at the various stages of fundraising – whether that is a product launch and introduction, a new business endeavor or a charitable cause. Other platforms offer one or the other and won’t be able to service all the talent needs or grow with the talent, but we believe we are able to service approximately 99% of the talent needs and stage of their projects and continue to grow with them as needs change over time.

As the first celebrity platform in the equity crowdfunding industry, we are working with our partners and collaborators to establish industry-wide best practices and to improve the quality of listings. We believe our backend operating systems will be highly efficient. Each function will operate through documented procedures to ensure consistent, quality results while keeping operating expenses to a minimum.

We believe that FanVestor’s key asset is its team members. We are a group of talented people who have come together to democratize finance and investment in startup and growth companies. The hallmark of the Company is our advisory board which has veterans from the entertainment and financial industries who are talented, respectful, enthusiastic and entrepreneurial people, but also understand and operate on the principles of dignity and respect.

Research and Development

FanVestor has invested approximately $599,397 in 2019, in research and development, product development, and maintenance.

Employees

We currently have 32 team members (including contractors) based in San Francisco, Los Angeles, New York and Europe. Of the 32 team members, two people are directly employed by the Company and the remaining team members provide services to the Company through consulting and advisory agreements. In that regard, 14 team members are full time equivalent in software engineering, user-experience design, security controls and testing, and five team members are full time equivalent in product and business development.

Regulation

Having a platform that hosts Regulation A, Regulation Crowdfunding, and Regulation D offerings, we are required to comply with a variety of state and federal securities laws as well as the requirements of FINRA, a national securities association of which our funding portal subsidiary will be a member.

Regulation Crowdfunding

In order to act as an intermediary under Regulation Crowdfunding, we plan to register as a funding portal with the SEC and become a member of FINRA. In the future, we may be subject to additional rules issued by other regulators, such as the money-laundering rules proposed by FinCEN.

SEC Requirements

As a funding portal, we will be prohibited from engaging in certain activities in order not to be regulated as a full-service broker-dealer. These activities are set out in Section 4(a)(6) under the Securities Act and in Regulation Crowdfunding. We plant to establish internal processes to ensure that we, as well as our agents and affiliates, do not engage in activities that funding portals are not permitted to undertake, including:

●	Providing investment advice or recommendations to investors for securities displayed on our platform;

●	Soliciting purchases, sales or offers to buy securities displayed on our platform;

●	Compensating employees, agents or other persons for solicitation or for the sale of securities displayed or listed on our platform; or

●	Holding, managing, processing or otherwise handling investors’ funds or securities.

In addition, our funding portal will have certain affirmative requirements that it will be required to comply with to maintain its status. These affirmative obligations include:

●	Providing a communications channel to allow issuers to communicate with investors;

●	Having due diligence and compliance protocols and requirements in place so that it has a “reasonable basis” to believe that

○	its issuers are in compliance with securities laws, have established means to keep accurate records of the securities offered and sold, and that none of their covered persons (e.g., officers, directors and certain beneficial owners) are “bad actors” and therefore disqualified from participating in the offering;

○	its issuers and offerings do not present the potential for fraud or otherwise raise concerns about investor protection; and

○	its investors do not invest more than they are allowed to invest under the limitations set out in Regulation Crowdfunding; and

●	Creating procedures for its investors to notify them of risks regarding investing in securities hosted on its platform and providing them with required investor education and disclosure materials.

We will also be required to set up protocols regarding payment procedures and recordkeeping.

FINRA Rules

As a member of FINRA, our funding portal will be subject to their supervisory authority and will be required to comply with FINRA’s portal requirements. Some of those rules are also applicable to EdenLedger, Inc., as an entity associated with the portal. These requirements include rules regarding conduct, compliance and codes of procedure. For instance, FINRA’s compliance rules require timely reporting of specified events such as complaints and certain litigation against the portal or its associated persons as well as the provision of the portal’s annual financial statements prepared on a U.S. GAAP basis. In addition, under the conduct rules, the portal will be required to conduct its business with high standards of commercial honor and just and equitable principles of trade, will be limited to certain types of communications with investors and issuers, and will be prohibited from using manipulative, deceptive and other fraudulent devices.

Liability

Under Section 4A(c) of the Securities Act, an issuer, including its officers and directors, may be liable to the purchaser of its securities in a transaction made under Section 4(a)(6) if the issuer makes an untrue statement of a material fact or omits to state a material fact required to be stated or necessary in order to make the statements, in light of the circumstances under which there were made, not misleading; provided, however, that the purchaser does not know of the untruth or omission, and the issuer is unable to prove that it did not know, and in the exercise of reasonable care could not have known, of the untruth or omission.

Though not explicitly stated in the statute, this section may extend liability to funding portals, and the SEC has stated that, depending on the facts and circumstances, portals may be liable for misleading statements made by issuers. However, funding portals would likely have a “reasonable care” due diligence defense. “Reasonable care” would include establishing policies and procedures that are reasonably designed to achieve compliance with the requirements of Regulation Crowdfunding, including conducting a review of the issuer’s offering documents before posting them to the platform to evaluate whether they contain materially false or misleading information. We plan to design our internal processes and procedures with a view to establishing this defense, should the need arise.

Further, we may also face liability from existing anti-fraud rules and statutes under the securities laws. For instance, under Section 9(a)(4) of the Exchange Act anyone who “willfully participates” in an offering could be liable for false or misleading statements made to induce a securities transaction.

In addition, FINRA imposes liability for certain conduct including violations of commercial honor and just and equitable principles of trade and acts using manipulative, deceptive and other fraudulent devices.

Regulation A and Regulation D

With respect to sales under Regulation A and Regulation D, we plan to provide the technology for celebrities to identify and interact with their fans and potential investors, and do not structure transactions. We will not be registered as a broker-dealer and do not engage in certain activities that would constitute “engaging in the business” of being a broker-dealer, including:

●	Actively soliciting investors and negotiating the terms of an arrangement between companies and investors;

●	Accepting compensation related to the success and size of the transaction or deal;

●	Effecting transactions, including handling of the securities and funds relating a transaction; and

●	Extending credit to investors; and creating the market and help negotiate the price between buyers and sellers.

There has been little regulatory guidance as to the circumstances in which state or federal broker-dealer registration requirements apply to online investment platforms, and such guidance as it exists generally predates the technological developments of the last couple of decades. Despite a long-standing request from organizations such as the American Bar Association to clarify the circumstances in which “finders,” who also connect buyers and sellers of securities, are permitted to perform that function without registering as broker-dealers, the SEC has not provided any guidance. It is possible that any clarification of the matter will result in our having to change our business model or even register as a broker-dealer. See “Risk Factors.”

Liability

Section 12(a)(2) of the Securities Act imposes liability for misleading statements not only on the issuers of securities but also on “sellers,” which includes brokers involved in soliciting an offering. Rule 10b-5 under the Securities Exchange Act of 1934 generally imposes liability on persons who “make” statements; the information presented on our platform is drafted by the celebrities themselves. Additional liability may arise from as-yet untested provisions such as Section 9(a)(4) of the Exchange Act, discussed above.

Other Activities

Conducting fundraising and sweepstakes activities is subject to regulation in many states. We currently have a professional solicitor license in the State of California. Five other states do not require licenses for fundraising. We estimate that filing and compliance costs for the remaining states would be approximately $60,000. We have engaged an outside compliance firm to arrange sweepstake rules and conduct sweepstakes.

Intellectual Property

The Company has obtained trademark protection for the following marks:

Trademark	Registration Number
IIO	88666356
INITIAL INFLUENCER OFFERING	88666360
FAN-SOURCED	88807309
CONNECTING TO BRANDS YOU LOVE	88666366
INVEST IN BRANDS YOU LOVE	88666369
INVEST WITH HEART	88873505
COMMERCIALLY VIABLE AND INSTITUTIONALLY CREDIBLE	88655861
EDENLEDGER	88227044

In addition, we are also seeking to obtain trademark protection for “FanVestor” in the US. We have been granted the trademark in the EU, UK, and Russian Federation.

To further protect our intellectual property we are creating in the FanVestor Platform, we have filed a provisional patent application on December 16, 2019 (application no. 62/948,420) relating to the functionality of the experience we offer.

Litigation

FanVestor is not involved in any litigation, and its management is not aware of any pending or threatened legal actions relating to its intellectual property, conduct of its business activities, or otherwise.

THE COMPANY’S PROPERTY

We do not own any significant property. The Company has a business address of 2055 Lombard St., #470217, San Francisco, CA 94147. The Company is currently without a headquarters while management works remotely and plans for a new headquarters in Los Angeles.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included in this report. The following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements.

Overview

EdenLedger, Inc., was incorporated under the laws of the State of Delaware on December 13, 2018. EdenCoin, Inc. (“EdenCoin”) was a corporation formed on July 7, 2017, under the laws of Delaware, and considered a predecessor entity. The Voting Common Stock of both companies was 100% owned by Michael Golomb, the founder and CEO of both companies. On October 3, 2019, an Agreement of Merger was approved between the two companies and the surviving corporation was EdenLedger, Inc. dba FanVestor (“FanVestor,” the “Company,” “we,” or “us”). The Company is a data-driven investment platform creating a new ecosystem that enables fans, both accredited and non-accredited, to invest in and engage with their favorite talent, musicians, athletes as well as entertainment and sport/e-sport organizations.

The Company anticipates generating revenues from the operation of its FanVestor platform, which will charge fees for its technology and support services for Regulation A and Regulation D offerings. Our subsidiary FanVestor CF will, when it receives regulatory approval, receive revenues in the form of commission and fees for ancillary services. Our subsidiary FanPerks will receive revenues for hosting non-securities offerings, such as licensed sweepstakes, auctions for perks (virtual and physical goods or services), and charitable fundraising campaigns. In addition to fan-sourced fundraising, we plan to offer advances investor relations tools.

We are a pre-revenue company without an operating history upon which to base an evaluation of our business and prospects. Our lack of operating history may hinder our ability to successfully meet our objectives and make it difficult for potential investors to evaluate our business or prospective operations. We have not generated any revenues since inception, and we are not currently profitable and may never become profitable.

Our financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Our ability to continue as a going concern is contingent upon our ability to raise additional capital as required. Our net losses for the year ended December 31, 2019, were $1,203,497 compared to $398,016 for year end December 31, 2018. As of June 30, 2020, the Company had an accumulated deficit of $2,842,516. The Company does not currently generate any cash on its own. We have funded operations with loans from our founder and CEO, Michael Golomb and capital raised from the issuance of our securities.

These factors raise substantial doubt about our ability to continue as a going concern. We are dependent on additional capital resources for our planned principal operations and are subject to significant risks and uncertainties, including failing to secure funding to operationalize our planned operations or failing to profitably operate the business.

Results of Operations

Our activities since inception have consisted of formation and development activities and preparations to raise capital. Our net losses for the year ended December 31, 2019, were $1,203,497 compared to $398,016 for year end December 31, 2018.

The increase in expenses during 2019 reflects our investment in our technology and product development, including $599,397 spent on research and development and product development. There was an increase in selling, general and administrative expense from $88,738 in 2018 to $880,318 in 2019 due to expansion of our operations. As a result of the foregoing, as of December 31, 2019, we had an accumulated deficit of $1,789,780.

During the current year until June 30, 2020, the Company has increased spending in engineering and products as well as in compliance cost centers. Our research and development expenses increased to $573,345 from $118,269 for the periods ending June 30, 2020 and 2019, respectively. We also increased our spending on selling, general and administrative expenses from $382,619 for the six-month period ended June 30, 2019, to $449,552 for the six-month period ending June 30, 2020. We anticipate that operating expenses will continue to rise in connection with the continued development of our business operations.

For the periods ended December 31, 2019 and 2018, as well as the six-month periods ended June 30, 2020 and 2019, revenues from the sale of Bitcoin offset some of these expenses. This income or loss is recorded as “other income (expense)” and realized gains amounted to offsetting expenses or contributing to losses. For the fiscal years ended December 31, 2019 and 2018, we experienced a gain of $284,950 and a loss of $309,278, respectively. For the six month periods ended June 30, 2020 and 2019, we experienced a gain of $0 and $155,250, respectively.

Liquidity and Capital Resources

To date, we have generated no cash from operations and negative cash flows from operating activities. The Company has financed its activities to date with loans from its founder and CEO, Michael Golomb, by raising capital from private placements, and an offering of SAFE Notes under the Regulation Crowdfunding. These factors raise substantial doubt about our ability to continue as a going concern. Our future expenditures and capital requirements will depend on numerous factors, including the success of this Offering and the ability to execute our business plan. We may encounter difficulty sourcing future financing.

As of December 31, 2019, the Company held $10,462 in cash and cash equivalents compared to $293,995 as of December 31, 2018. More recently, the Company’s cash and cash equivalents as of June 30, 2020, was $119,219. The Company was initially capitalized by an investment from a shareholder in the amount of $1,029,970 on November 1, 2017. Since then, Michael Golomb, as the Founder, CEO and sole voting shareholder, has invested through a convertible instrument as well as made loans to the Company in order to fund the Company’s development.

In December 2019, Mr. Golomb advanced $100,000 to the Company. In addition to that amount, the Company owes Mr. Golomb $590,510 for various expenses incurred on behalf of the Company during 2019 for a total balance due of $690,510 as at December 31, 2019 and $1,244,310 as at June 30, 2020. The loan accrues interest at 5% per annum and is due upon receiving outside financing or achieving $1,000,000 in revenue. If the Company raises external financing, any outstanding loans from the CEO may be converted into equity under the same conditions as the participating investors in the financing. As of December 31, 2019, the Company had accrued unpaid interest of $8,732 pertaining to this loan and at June 30, 2020, the amount of accrued unpaid interest was $36,591.

In May 2020, Michael Golomb, the founder and CEO, purchased from the Company a Convertible Promissory Note under Regulation D for $235,491. The Convertible Promissory Note yields 6% annual interest, a maturity date of December 31, 2021, and provides for the Company to either repay or convert into the Company’s Non-Voting Common Stock at the Company’s discretion but no later than March 31, 2021. A conversion would be at a 20% discount to the price in the “Next Equity Financing.” The Convertible Promissory Note also includes an obligation for the Company to convert or repay the note to Mr. Golomb by March 31, 2021 at the holder’s discretion. See also, below, “Related Party Transactions.”

In May 2020, the Company also received a loan of $55,645 under the Small Business Administration’s Payroll Protection Program. The Company has applied for forgiveness of this loan.

Also during 2020, the Company received funds from a Regulation D offering of Convertible Promissory Notes. Under the Regulation D offering, the Company sold to an investor a convertible promissory note bearing 6% annual interest, with a maturity date of December 31, 2021, for consideration of $205,000, which was paid in installments during 2020. This promissory note converts into the Company’s Non-Voting Common Stock at the Company’s discretion and at the same price as the price of the Company’s shares in its Next Equity Financing, as defined in the terms of the note. The Company further received funds from a further Regulation D offering of Convertible Promissory Notes in the fourth quarter of 2020. Under that offering, the Company sold a convertible promissory note bearing 6% annual interest, with a maturity date of December 31, 2021, for consideration of $50,000 on October 28, 2020, and expects to sell a further $50,000 to the same investors December 11, 2020. This promissory note converts into the Company’s Non-Voting Common Stock at the Company’s discretion and at the same price as the price of the Company’s shares in its Next Equity Financing, as defined in the terms of the note.

In October and November of 2020, the Company made an offering of its Non-Voting Common Stock at a per share price of $3.00 per share under Regulation Crowdfunding, which offering closed on               . To date, the Company has raised $               from this offering under Regulation Crowdfunding.

Another source of capital has been the Company’s investment in Bitcoin, which resulted in a gain for 2019 of $284,950. During 2019, proceeds from the sale of Bitcoin was $451,450. The value of the Company’s Bitcoin as at June 30, 2020, and as at December 31, 2019, was $24,222 as reflected in “Other current assets” on its balance sheet.

During 2020, the Company has been financed principally by Mr. Golomb. Receiving proceeds from this Offering under Regulation A, or from other sources of financing, is necessary for the viability of the Company.

Plan of Operations and Milestones

As noted above, the continuation of our current plan of operations requires us to raise significant additional capital. If we are successful in raising the maximum offering amount through our issuance of Non-Voting Common Stock in this Offering, we believe that we will have sufficient cash resources to fund our plan of operations for the next 12 months. If we are unable to do so, we may have to curtail and possibly cease some operations and will need to secure additional funding to fully commercialize our FanVestor platform, which is our priority. See “Use of Proceeds.”

We are not yet operational. We have established the following milestones in our plan of operations:

●	We will use the bulk of the first funds raised to advance our marketing and business development activities and build our platform.

●	Within three months of the completion of this Offering under Regulation A, we plan to expand our operations as a funding portal and potentially onboard several projects in our current pipeline.

●	Assuming we raise $15,000,000 in this Offering, we anticipate a full-scale expansion in the United States within 12 months covering all of the aspects of our business described above.

We continually evaluate our plan of operations to determine the manner in which we can most effectively utilize our limited cash resources. The timing of completion of any aspect of our plan of operations is highly dependent upon the availability of cash to implement that aspect of the plan and other factors beyond our control. There is no assurance that we will successfully obtain the required capital or revenues, or, if obtained, that the amounts will be sufficient to fund our ongoing operations.

These circumstances raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might result from this uncertainty.

Trend Information

Because we are still in the startup phase and have not commenced operations, trends in our financial performance cannot be established. However, management has evaluated the industry in which FanVestor operates and believes that it will be able to use its unique business model to achieve significant growth. One aspect that sets FanVestor apart from other online platforms is that our model allows for five revenue streams, from securities and non-securities transactions and activities. These include: (1) percentage commissions, (2) advisory fees, (3) transaction fees on the sales of goods, (4) campaign management SaaS subscriptions, and (5) other revenue, such as software licensing fees. With these various lines of revenue, we believe we will be able to achieve significant growth over the next few years.

Specifically, we are assuming that for 2021 that we will be able to generate 36 campaigns, with eight of those being offerings of securities. We believe this is reasonable as we will have all of 2021 to achieve this result, and as noted above, we expect that we will become a registered funding portal in December 2020. From there, we are operating on the assumption that network effects will allow for faster growth, leading to 105 campaigns in 2022, 224 in 2023, and 546 in 2023. We believe that these quantities of campaigns will allow us to achieve gross revenues of approximately $12.3 million, $44.1 million, $115.2 million, and $284.7 million. These assumptions are subject to the risks and uncertainties identified in “Risk Factors,” as well as general business conditions.

During that time, we anticipate that expenses will increase, making our net income growth incommensurate with our anticipated growth in revenue. In particular, marketing and personnel expenses may grow at a faster rate than revenues as we expend greater amounts to attract investors and campaign backers, as well as bring on staff to onboard and assist issuers and campaign sponsors.

See the section entitled “Implications of Being an Emerging Growth Company” at the beginning of this Offering Circular for a discussion of the modified reporting requirements for “emerging growth” companies that we may take advantage of should we become a public reporting company.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The Company’s executive officers and directors are listed below:

Name	Position	Age	Date Appointed to Current Position	Approximate Hours Per Week (if part- time) / full-time

Executive Officers

Michael Golomb	Chief Executive Officer, Principal Financial Officer, Principal Accounting Officer	45	December 2018	full time

Larry Namer	Chief Operating Officer	72	September 2020	full time

Directors

Michael Golomb	Chairman of the Board of Directors	45	December 2018

Larry Namer	Executive Director	72	September 2020

Martin Pompadur	Director	85	September 2020

Alex Yastremski	Director	45	December 2018

Mitesh Parikh	Director	53	December 2018

Significant Employees

Naji Bekhazi	Executive Vice President, Engineering and Products	55	March 2020	full time

Michael Golomb, Chairman of the Board, Chief Executive Officer, Principal Financial Officer, and Principal Accounting Officer

Michael Golomb is a leader in the business community and recognized as an innovator in the world of business and fintech. As the founder of fan engagement and investment platform FanVestor, he has created a unique offering for elite talent, musicians, athletes, entertainment entities as well as consumers.

Born in Ukraine, Michael came to America as a teenager with the dreams of success that many immigrants bring with them to America, and today with a strong track record of maximizing shareholder value, he has had several successful exits, managed two IPOs, and been a leader at several publicly traded companies (NASDAQ, LSE, AIM). Michael founded FanVestor at a time where disruption in the entertainment industry is explosive, with companies such as Netflix changing the way consumers engage with television, and iHeartMedia bringing entertainment to millions of fans of sports and music. Prior to founding FanVestor, Michael served as a resident mentor to the Stanford GSB Ignite Global Innovation Program from 2013 onwards and as a resident mentor to 500 Startups from 2012 onwards.

A hands-on company builder, Michael’s background as an entrepreneurial executive with the culmination of twenty-five years of senior management experience across a broad spectrum of industries. His expertise has been successfully applied across verticals ranging from startups to large public corporations including telecom, blockchain, digital health and medical devices, consumer electronics and hardware, manufacturing, software/SaaS, and real estate. In addition to Michael’s knowledge-based experience across multiple categories in raising equity though variety of public and private equity/debt instruments, as well as experience in handling complex M&A transactions, he also brings exceptional knowhow of global capital markets, compliance, and fintech to FanVestor a unique ability to be an innovator and leader in the marketplace.

Mr. Golomb is a graduate of Stanford University’s Graduate School of Business, where he received a Master of Science (M.Sc.) degree in Management, with an emphasis on Organization Behavior and Entrepreneurship. Michael also received his MBA in Finance at Santa Clara University’s Leavey School of Business. Prior that that, for his undergraduate education, he attended Occidental College, where he gained a Bachelor of Arts Degree, double majoring in Diplomacy & World Affairs and Economics. Michael is a certified public accountant (inactive).

A former professional chess player, Michael resides with his family in San Francisco, California, where FanVestor’s HQ is currently based.

Larry Namer, Executive Director and Chief Operating Officer

An entertainment industry veteran with 50 years professional experience in television, film, live events and digital media, Namer first joined FanVestor’s Advisory Board in January 2020. On September 1, 2020 Larry agreed to join the executive team as Company’s COO and was elected to the Company’s board of directors as executive director. In his new role, Namer is charged with overseeing the day-to-day operations and partner management for FanVestor.

Namer is the co-founder of E! Entertainment Television, a company now valued at over four billion dollars, and the creator of several successful companies in the United States and overseas. Among those companies are Comspan Communications, which pioneered Western forms of entertainment in the former Soviet Union and Steeplechase Media, which served as the primary consultant to Microsoft’s MiTV for developing interactive TV applications. Larry served as President of Metan Global Entertainment LLC from 2014 to the present and LJN Media LLC as President from 2008 to the present.

He is the executive producer of the feature film EMPRESS, a new travel series for the China audience titled Explore The World, and an executive producer of the new crime drama series Nova Vita. He is a founding member of the recently launched lifestyle platform BeautyKween, co-founded by global branding expert MISTER D and former Club Kid and Heatherette designer Richie Rich.

Early on, Larry was named the youngest general manager of a major cable system at Valley Cable TV (VCTV) in Los Angeles. His vision and direction garnered VCTV several Emmy and Cable ACE award nominations, as well as recognition by Forbes magazine as the national model for local cable television programming. In 1989, he was awarded the prestigious President’s Award from the National Cable Television Association. He was honored with the “Outstanding Contribution to Asian Television Award” at the 19th Asian Television Awards in Singapore, and received the International Media Legacy Award at the 2017 Elite Awards Foundation Gala. He was the recipient of Lifetime Achievement Awards at the 2018 Hollywood Tribute Awards and the 2019 Hollywood China Night, presented by the American-Chinese CEO Society, both in celebration of the Academy Awards®. In July 2019, he was awarded The Tribeca Disruptor Award at the Novus Summit, held at the United Nations.

Namer received a degree in Economics from Brooklyn College, graduating in 1971.

Larry resides in Los Angeles – FanVestor’s future HQ.

Marty Pompadur, Director

Marty Pompadur first joined FanVestor’s Advisory Board in at the end of 2019. On September 1, 2020 he was elected as an independent board member along with Larry’s nomination.

Marty Pompadur graduated from Williams College in 1955 with a BA Degree and from the University of Michigan Law School in 1958 with a LLB Degree. He began his career as a practicing attorney in Stamford, Connecticut in 1958 but quickly entered the media field when in 1960 he joined American Broadcasting Companies, Inc. (ABC, Inc). He remained at ABC, Inc for 17 years, culminating with his becoming the youngest person ever appointed a member of the ABC, Inc Board of Directors. While at ABC, Inc Mr. Pompadur held the positions of General Manager of the Television Network; Vice President of the Broadcast Division which included the radio and television networks, the radio and television stations, news, sports and engineering; President of the Leisure Activities Group, which included Magazine Publishing, Records, Music Publishing, Motion Picture Theaters, Record and Tape distribution, and Motion Picture Production; and Vice President of ABC, Inc.

Mr. Pompadur left ABC, Inc in 1977 and became President of Ziff Corporation, a position he held until 1982. Ziff Corporation then was the holding company for both Ziff-Davis Publishing Company, one of the world’s largest publishers of business publications and consumer special interest magazines, and Ziff-Davis Broadcasting Company, which operated six network affiliated television stations.

From 1982, until April 2007, Mr. Pompadur was chairman and Chief Executive Officer of RP Companies’ various private and public limited partnerships (including 2 public limited partnerships with Merrill Lynch), which operated 12 television stations, 25 radio stations and numerous cable television systems totaling 500,000 subscribers.

In 1985 Mr. Pompadur, as advisor to News Corporation, helped acquire for News Corporation the Metromedia television station group and wrote the business plan for the start-up of the Fox Television Network.

In June 1998, Mr. Pompadur became Executive Vice President of News Corporation, President of News Corporation Eastern and Central Europe, and a member of News Corporation’s Executive Management Committee. In January 2000, Mr. Pompadur was appointed Chairman of News Corporation Europe. In his decade with News Corporation, he was instrumental in negotiating the merger of Stream and Telepiu to create Sky Italia in Italy, now one of the world’s most successful Pay-TV businesses, and in creating and managing three successful businesses : a television station group in several emerging countries; a radio station group in Russia and Bulgaria; and News Outdoor, the leading outdoor advertising company in Russia and other emerging countries.

In November 2008, Mr. Pompadur stepped down as a full-time employee of News Corporation to pursue other business interests. He then became a senior advisor to Oliver Wyman, consulting primarily in the Middle East.  Mr. Pompadur also became global vice chairman media and entertainment for Macquarie capital.

Mr. Pompadur now is involved in many companies, as an investor, advisor and board member.

He currently is a board member of two public companies: Nexstar broadcasting group and Truli media group. Previously he was a board member of many public and private companies including Imax Corporation, ABC. Inc, BSkyB, Sky Italia, Premier World, Fox Kids Europe, Metromedia International and Elong.

Marty resides in Connecticut.

Naji Bekhazi, Executive Vice President of Engineering and Products

With 35+ years in senior management and engineering, Naji Bekhazi brings FanVestor a successful track record of designing and spearheading the development of large-scale software systems and applications.

Prior to joining FanVestor in February 2020 as Executive Vice President of Engineering & Products, Naji was the Co-founder and President of Wasche Inc, an on-demand service provider for the automotive industry, from 2016. Prior to that, Naji was the Vice President of Engineering at Synopsys Inc. for 13 years from 2003, where he managed the Analog Mixed-Signal Design products. He joined Synopsys as part of the acquisition of Numerical Technologies Inc., where he was Vice President of Engineering. Prior to joining Numerical Technologies, Naji was at Volera Inc., a startup funded by Novell and Andersen Consulting, where he was in charge of the development of the company’s media streaming services and content distribution products. Prior to Volera, Naji was the Co-founder and Vice President of Engineering at JustOn Inc., an application service provider focused on web-based communication and collaborative applications. He developed the company’s flagship product JustOn Files, a cloud-based platform for storing, managing, sharing, and publishing files on the cloud. JustOn was acquired by Novell Inc in 2000 after six months of its inception at 30X initial investment. Prior to JustOn, Naji held several senior positions at Cadence Design Systems and National Semiconductor. Over the past 15 years Naji invested and held advisory roles at several startups. He earned his Bachelor’s degree in electrical engineering as well as his Master’s degree in computer engineering from Syracuse University where he graduated as Summa Cum Laude in 1989.

Naji resides near San Francisco, California.

Mitesh Parikh, Director

Mitesh Parikh is a team-motivating entrepreneur and experienced C-Level executive who joined our Board of Directors in December 2018. Mitesh has held roles such as Venture Partner with Altus Alliance, a professional services company, which he has held since May 2016, as well previously serving as President of ANOB World Inc. from 2005 to 2015, and Chairman/Chief Marketing Officer/Chief Financial Officer of Comsolo LLC from 2004 to 2008. Mitesh received a degree in Finance and Marketing from California State University East Bay in 1988.

Mitesh resides in San Francisco, California.

Alex Yastremski, Director

Alex Yastremski joined our Board of Directors in December 2018. He currently serves as General Counsel at DASAN Zhone Solutions, where he has been since February 2018. Prior to that, he served as General Counsel to BitFury Group Ltd, from April 2014 to October 2017, and as General Counsel to Hudson International from November 2008 through March 2014. Alex receive his JD from Washington College of Law, and his bachelor’s degree from Bucknell University.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

For the period ending December 31, 2019, we compensated Chief Executive Officer, the only officer compensated, as follows. We did not pay any compensation to our directors in connection with their board service in 2019.

Name	Capacities in which compensation was received (1)	Cash compensation ($) (2)	Other compensation ($)	Total compensation ($)
Michael Golomb	Chief Executive Officer	$250,000	0	$250,000

(1)	Under the terms of his employment agreement, Mr. Golomb has served in this capacity since September 1, 2019.
(2)	Payment of these amounts has been deferred as discussed below.

There were three members on the Company’s board of directors during 2019, including Mr. Golomb. None of the directors received cash compensation for their service. The other two directors serving during 2019, Mr. Parikh and Mr. Yastremski, each have separately purchased the Company’s Non-Voting Common Shares. See “Security Ownership of Management and Certain Securityholders,” below.

Mr. Golomb’s annual salary is $250,000 plus all health and dental insurance premiums for him and his immediate family. Under the terms of his employment agreement, these amounts accrue and become payable once the Company either receives external financing or at least $1,000,000 of revenue has been achieved. If Mr. Golomb extends financing to the Company, those amounts accrue 5% annual interest and both principal and interest become due and payable once the Company receives external financing or achieves $1,000,000 in revenue. For information regarding loans made by Mr. Golomb to the Company, see “Management’s Discussion and Analysis – Liquidity,” above, and “Interest of Management and Others in Certain Transactions,” below. Mr. Golomb’s employment agreement states that all of his equity interest in the Company is fully vested as of the date of the agreement, September 1, 2019. For information regarding Mr. Golomb’s equity interest in the Company, see “Security Ownership of Management and Certain Securityholders,” below. In the event of termination of Mr. Golomb for any reason other than gross misconduct, criminal activity, or fraud, he will receive one year of salary, including health insurance premiums and other ancillary benefits, paid in bi-weekly installments; additionally, any unvested stock options held by Mr. Golomb at that time would immediately become vested.

Mr. Namer’s service to the Company as COO is pursuant to a consulting agreement and a board advisory agreement. Under the consulting agreement, Mr. Namer and his company, LJN Media, serve as an independent contractor to the Company. Mr. Namer will also receive compensation in the form of salary, bonus and perks under his consulting agreement which provides a monthly retainer of $5,000 per month cash plus $5,000 per month deferred until outside financing has been achieved. Once this Offering has been completed, Mr. Namer’s monthly compensation would increase to $15,000 and he has been granted additional equity compensation equal up to 250,000 restricted stock awards that vest over four years with a one-year cliff of 25% of the shares and then vesting quarterly.  He also is eligible for a KPI-based bonus equal to 1% of the company’s completed deal flow on a cash flow basis for the year.  Assuming the Company raises sufficient funds, he would receive an annual retainer ranging from $100,000 - $750,000 and equity interest in FanVestor ranging from 0.10% - 1.0%. Additionally, the Company will pay for Mr. Namer to have an office, an assistant and a discretionary monthly T&E expense budget of $1,000. See Exhibit  6.3. Pursuant to Mr. Namer’s advisory board agreement, he has been granted an option for up to 0.5% of the Company’s Non-Voting Common Stock that vests over three years on the basis of both time and performance. Once the Company successfully completes this Offering for an amount in excess of $10,000,000 or more, the advisory board agreement states that Mr. Namer will receive annual cash compensation in the amount of $50,000 paid in twelve monthly payments. See Exhibit 6.2.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

The following table sets out, as of October 29, 2020, the Company’s shares of Voting Common Stock and Non-Voting Common Stock that are owned by executive officers and directors or that they have a right to acquire. No other person holds more than 10% of any class of the Company’s voting securities or has the right to acquire those securities.

Name and address of beneficial owner (1)	Title of Class	Amount and nature of beneficial ownership	Amount and nature of beneficial ownership acquirable	Percent of class

Executive Officers and Directors

Michael Golomb (2) Chief Executive Officer, Principal Financial Officer, Principal Accounting Officer, and Chairman of the Board	Voting Common Stock	525,987	0	100%

Michael Golomb (2) Chief Executive Officer, Principal Financial Officer, Principal Accounting Officer, and Chairman of the Board	Non-Voting Common Stock	8,337,849	98,121(3)	78%

All current executive officers and directors as a group (1 person)	Voting Common Stock	525,987	0	100%

All current executive officers and directors as a group (5 people) (4)	Non-Voting Common Stock	8,831,871	98,121	83%

(1)	The address for all officers and directors is 2055 Lombard St., #470217, San Francisco, CA 94147.
(2)	Mr. Golomb’s shares are held by The Golomb Family Trust, which is fully controlled by Michael Golomb, the Company’s Founder, Chief Executive Officer, Principal Financial Officer, Principal Accounting Officer and Chairman of the Board.
(3)	Mr. Golomb holds a Convertible Promissory Note that he purchased from the Company for which he paid total consideration of $235,000, of that amount $200,000 was paid as of June 30, 2020, and $35,491 was paid in the third quarter of 2020. The Convertible Promissory Note yields 6% annual interest, a maturity date of December 31, 2021, and provides for the Company to either repay or convert into the Company’s Non-Voting Common Stock at the Company’s discretion but no later than March 31, 2021. A conversion would be at a 20% discount to the price in the “Next Equity Financing.” The Convertible Promissory Note also includes an obligation for the Company to convert or repay the note to Mr. Golomb by March 31, 2021 at the Holder’s discretion. If this current Offering were to be deemed the Company’s “Next Equity Financing,” the Convertible Promissory Note would be converted at $2.40, which is 20% lower than the price in this offering, and Mr. Golomb would receive 98,121 shares of the Company’s Non-Voting Common Stock.
(4)	In addition to Mr. Golomb’s 8,337,849 shares of Non-Voting Common Stock, Mr. Parikh owns 300,000 shares and Mr. Yastremski owns 194,022 shares of Non-Voting Common Stock. On January 3, 2020, Mr. Namer received a stock option grant for up to 0.5% of the Company’s Non-Voting Common Stock that vests over three years on the basis of both time and performance targets determined by the Company. See Exhibit 6.2 to the Offering Statement of which this Offering Circular forms a part. Under his consulting agreement, Mr. Namer has been granted additional equity compensation equal up to 250,000 restricted stock awards that vest over four years with a one-year cliff of 25% of the shares and then vesting quarterly thereafter. He also is eligible for a KPI-based bonus equal to 1% of the Company’s completed deal flow on a cash flow basis for the year. He would receive an annual retainer ranging from $100,000 - $750,000 and equity interest in FanVestor ranging from 0.10% — 1.0%. On February 12, 2020, Mr. Pompadur received an award of 115,053 restricted shares of Non-Voting Common Stock which vest on the basis of time (86,289 shares) and performance (28,764). In October, 2019, Mr. Pompadur also received a stock option grant for up to 1.5% of the Company’s Non-Voting Common Stock, which vest over four years on the basis of time (pro rata on a quarterly basis) and performance target determined by the Company.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

In December 2019, Michael Golomb, the Company’s CEO, advanced $100,000 to the Company. As of December 31, 2019, the Company owes Michael Golomb $590,510 for various expenses incurred on behalf of the Company during 2019, for a total balance due of $690,510. Under the terms of Mr. Golomb’s employment agreement, the loan accrues interest at 5% per annum and is due upon receiving outside funding or achieving at least $1,000,000 in revenue. If the Company raises external financing, any outstanding loans from Mr. Golomb may be converted into equity or a convertible note under the same conditions as the participating investors in the financing. As of December 31, 2019, the Company had accrued and unpaid interest of $8,732 pertaining to this loan. For additional information regarding the Mr. Golomb’s deferred salary and other compensation, see “Compensation of Directors and Executive Officers,” above.

In May 2020, Michael Golomb, the founder and CEO, purchased from the Company a Convertible Promissory Note under Regulation D for $235,491. The Convertible Promissory Note yields 6% annual interest, a maturity date of December 31, 2021, and provides for the Company to either repay or convert into the Company’s Non-Voting Common Stock at the Company’s discretion but no later than March 31, 2021. A conversion would be at a 20% discount to the price in the “Next Equity Financing.” The Convertible Promissory Note also includes an obligation for the Company to convert or repay the note to Mr. Golomb by March 31, 2021 at the Holder’s discretion.

Mr. Golomb’s salary has been deferred and will accrue as debt for the Company until it receives outside funding or achieves at least $1,000,000 in revenue. For additional information regarding the Mr. Golomb’s deferred salary and other compensation, see “Compensation of Directors and Executive Officers,” above.

SECURITIES BEING OFFERED

The Company is offering up to 4,237,288 shares of Non-Voting Common Stock. See “Plan of Distribution and Selling Security Holders.”

General

Our Company was incorporated in the State of Delaware on December 13, 2018. The following description summarizes the most important terms of the Company’s capital stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of our amended and restated Certificate of Incorporation (“Certificate”), a copy of which has been filed as an exhibit to the Offering Statement of which this Offering Circular is a part. For a complete description of our capital stock, you should refer to the Certificate and to the applicable provisions of Delaware law.

We are authorized to issue 18,750,000 shares, consisting of 1,250,000 of Voting Common Stock and 17,500,000 Non-Voting Common Stock, each with par value $0.0001. As of October 29, 2020, our outstanding shares of capital stock Non-Voting Common Stock consisted of 10,779,262 shares. In addition, we have granted 1,387,373 restricted stock awards under our Amended and Restated 2019 Equity Incentive Plan, which reserves for issuance 1,500,000 shares of Non-Voting Common Stock.

Non-Voting Common Stock

Dividend Rights

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our Non-Voting Common Stock are entitled to receive dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. We have never declared or paid cash dividends on any of our capital stock and currently do not anticipate paying any cash dividends after this offering or in the foreseeable future.

Voting Rights

Holders of our Non-Voting Common Stock cannot vote on: (1) the election or removal of directors; (2) the approval of extraordinary transactions, like mergers; (3) amendments to our certificate of incorporation, with certain exceptions; or(4) other corporate governance matters. Holders of our Non-Voting Common Stock will only be entitled to vote on matters for which the right to vote is required under Delaware corporate law, such as amendments to the certificate of incorporation which increase or decrease the aggregate number of authorized shares, increase or decrease the par value of the shares, or adversely alter or change the rights of the Non-Voting Common Stock. Holders of our Voting Common Stock are entitled to vote on all matters submitted to a vote of the stockholders, including the election of directors (see below).

Right to Receive Liquidation Distributions

In the event of our liquidation, dissolution, or winding up, holders of Non-Voting Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences

The rights, preferences and privileges of the holders of the Company’s Non-Voting Common Stock are subject to and may be adversely affected by, the rights of the holders of shares of any series of our Preferred Stock and any additional classes of preferred stock that we may designate in the future.

Voting Common Stock

Dividend Rights

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our Voting Common Stock are entitled to receive dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. We have never declared or paid cash dividends on any of our capital stock and currently do not anticipate paying any cash dividends after this offering or in the foreseeable future.

Voting Rights

Each holder of our Voting Common Stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Directors are elected by a plurality of the votes cast by the shares entitled to vote; shareholders do not have a right to cumulate their votes for directors. Holders of Non-Voting Common Stock will only be entitled to vote on matters for which the right to vote is required under Delaware corporate law.

Right to Receive Liquidation Distributions

In the event of our liquidation, dissolution, or winding up, holders of Voting Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences

The rights, preferences and privileges of the holders of the Company’s Voting Common Stock are subject to and may be adversely affected by, the rights of the holders of shares of any series of our Preferred Stock and any additional classes of preferred stock that we may designate in the future.

Transfer Agent

The Company has also engaged KoreConX, a registered transfer agent with the SEC, who will serve as transfer agent to maintain shareholder information on a book-entry basis.

PLAN OF DISTRIBUTION AND SELLING SECURITY HOLDERS

We are offering a maximum of 4,237,288 shares of Non-Voting Common Stock to the public at a price of $3.54 per share on a “best efforts” basis. This Offering will trigger automatic conversion of the Company’s convertible securities.

In an offering under Regulation CF during October and November 2020, the Company sold SAFE Notes for a total of $                  . The SAFE Notes would automatically convert into the Company’s Non-Voting Common Stock based on the proceeds of this offering. At $3 per share price for this Offering, SAFE Noteholders who invested less than $1,000 will receive X shares. SAFE Noteholders who invested between $1,000 and $9,999 in SAFE Notes will receive a 5% discount on conversion. Similarly, SAFE Noteholders who purchased between $10,000 and $14,999 will receive a 10% discount on conversion and holders of $15,000 or more of SAFE Notes will receive a 15% discount. The total number of shares of Non-Voting Common Stock that will be issued upon conversion of the SAFE Notes will be                    based on the $3.00 price in this Offering.

The Company’s founder and CEO, Michael Golomb, purchased the Company’s Convertible Promissory Notes for $235,491 consideration and will receive 98,121 shares of Non-Voting Common Stock upon conversion at $2.40, a 20% discount to the Offering price. Also during 2020, the Company received funds from a Regulation D offering of Convertible Promissory Notes. Under the Regulation D offering, the Company sold to an investor a convertible promissory note bearing 6% annual interest, with a maturity date of December 31, 2021, for consideration of $205,000, which was paid in installments during 2020. This promissory note converts into the Company’s Non-Voting Common Stock at the Company’s discretion and at the same price as the price of the Company’s shares in its Next Equity Financing, as defined in the terms of the note. The Company further received funds from a further Regulation D offering of Convertible Promissory Notes in the fourth quarter of 2020. Under that offering, the Company sold a convertible promissory note bearing 6% annual interest, with a maturity date of December 31, 2021, for consideration of $100,000, which was paid in two installments of $50,000 each one of which was paid October 28, 2020, and the other will be paid by December 11, 2020. This promissory note converts into the Company’s Non-Voting Common Stock at the Company’s discretion and at the same price as the price of the Company’s shares in its Next Equity Financing, as defined in the terms of the note. This Offering would meet the definition of Next Equity Financing.

The shares are being offered in the United States pursuant to Regulation A under the Securities Act, in certain provinces of Canada on a private placement basis pursuant to exemptions from the prospectus requirements under applicable Canadian law, and in jurisdictions outside the United States and Canada on a basis which does not require qualification or registration of such securities. There is no minimum offering amount; however, the minimum investment for each investor is $54.00, or 100 shares. Potential investors should be aware that there can be no assurance that any other funds will be invested in this offering other than their own funds.

We plan to market the securities in this offering through online means. Online marketing may take the form of contacting potential investors through electronic media and posting our Offering Circular and other materials on an online investment platform. Company officers will prepare written communication materials included in the online marketing, but do not intend to engage in any oral solicitation with potential investors.

The offering will terminate at the earliest of: (1) the date at which the maximum offering amount has been sold, (2) the date which is three years from this offering being qualified by the SEC, and (3) the date at which the Offering is earlier terminated by us at our sole discretion.

The Company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be available to the Company.

We are offering securities in all states.

The Company has engaged Dalmore Group, LLC (“Dalmore”) a broker-dealer registered with the SEC and a member of FINRA, to perform the following administrative and technology related functions in connection with this offering, but not for underwriting or placement agent services:

●	Review investor information, including KYC (“Know Your Customer”) data, AML (“Anti Money Laundering”) and other compliance background checks, and provide a recommendation to the company whether or not to accept investor as a customer.
●	Review each investor’s subscription agreement to confirm such investor’s participation in the offering and provide a determination to the company whether or not to accept the use of the subscription agreement for the investor’s participation.
●	Contact and/or notify the company, if needed, to gather additional information or clarification on an investor;
●	Not provide any investment advice nor any investment recommendations to any investor.
●	Keep investor details and data confidential and not disclose to any third-party except as required by regulators or pursuant to the terms of the agreement (e.g. as needed for AML and background checks).
●	Coordinate with third party providers to ensure adequate review and compliance.

As compensation for the services listed above, the Company has agreed to pay Dalmore a commission equal to 1% of the amount raised in the offering to support the offering on all newly invested funds after the issuance of a No Objection Letter by FINRA. In addition, the Company has paid Dalmore a one-time advance set up fee of $5,000 to cover reasonable out-of-pocket accountable expenses actually anticipated to be incurred by Dalmore, such as, among other things, preparing the FINRA filing. Dalmore will refund any fee related to the advance to the extent it is not used, incurred or provided to the Company. In addition, the Company will pay a $20,000 consulting fee that will be due after FINRA issues a No Objection Letter and the Commission qualifies the offering. The Company estimates that total fees due to pay Dalmore would be $225,000 for a fully subscribed offering. These assumptions were used in estimating the expenses of this offering.

Incentives

The Company intends to offer marketing promotions to encourage potential investors to invest, which may include offers such as branded promotional merchandise and discounts on the purchase of the Company’s products. Details on the Company’s current incentives, if any, can be found on the Company’s offering page found at www.XXXXXXX.com.

TAX CONSEQUENCES FOR RECIPIENT (INCLUDING FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES) WITH RESPECT TO THE INVESTMENT BENEFIT PACKAGES ARE THE SOLE RESPONSIBILITY OF THE INVESTOR. INVESTORS MUST CONSULT WITH THEIR OWN PERSONAL ACCOUNTANT(S) AND/OR TAX ADVISOR(S) REGARDING THESE MATTERS.

Investors’ Tender of Funds

We will conduct multiple closings on investments (so not all investors will receive their shares on the same date). The funds tendered by potential investors will be held by our escrow agent, Prime Trust, LLC (the “Escrow Agent”) and will be transferred to us at each Closing. The form of escrow agreement can be found in Exhibit 8 to the Offering Statement of which this Offering Circular is a part. See “—Escrow Agent” below for a description of the Escrow Services Agreement.

Tendered funds will be held in escrow until the Company and Dalmore are satisfied with the KYC/AML review for the investor, and we have confirmed that the subscription agreement is complete. If we choose not to accept the investor’s subscription, funds will be returned promptly.

Process of Subscribing

You will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation by the investor to the effect that, if you are not an “accredited investor” as defined under securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth (excluding your principal residence).

If you decide to subscribe for the Non-Voting Common Stock in this offering, you should complete the following steps:

1.	Go to XXXXXXX/FanVestor, click on the “Invest Now” button
2.	Complete the online investment form.
3.	Deliver funds directly by check, wire, debit card, or electronic funds transfer via ACH to the specified account or deliver evidence of cancellation of debt.
4.	Once funds or documentation are received an automated AML check will be performed to verify the identity and status of the investor.
5.	Once AML is verified, investor will electronically receive, review, execute and deliver to us a subscription agreement.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. Dalmore will review all subscription agreements completed by the investor. After Dalmore has completed its review of a subscription agreement for an investment in the Company, the funds may be released by the Escrow Agent.

If the subscription agreement is not complete or there is other missing or incomplete information, the funds will not be released until the investor provides all required information. In the case of a debit card payment, provided the payment is approved, Dalmore will have up to three days to ensure all the documentation is complete. Dalmore will generally review all subscription agreements on the same day, but not later than the day after the submission of the subscription agreement.

All funds tendered (by check, wire, debit card, or electronic funds transfer via ACH to the specified account or deliver evidence of cancellation of debt) by investors will be deposited into an escrow account at the Escrow Agent for the benefit of the Company. All funds received by wire transfer will be made available immediately while funds transferred by ACH will be restricted for a minimum of three days to clear the banking system prior to deposit into an account at the Escrow Agent.

The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason, including, but not limited to, in the event that an investor fails to provide all necessary information, even after further requests, in the event an investor fails to provide requested follow up information to complete background checks or fails background checks, and in the event the offering is oversubscribed in excess of the maximum offering amount.

In the interest of allowing interested investors as much time as possible to complete the paperwork associated with a subscription, there is no maximum period of time to decide whether to accept or reject a subscription. If a subscription is rejected, funds will not be accepted by wire transfer or ACH, and payments made by debit card or check will be returned to subscribers within 30 days of such rejection without deduction or interest. Upon acceptance of a subscription, the Company will send a confirmation of such acceptance to the subscriber.

Dalmore has not investigated the desirability or advisability of investment in the shares nor approved, endorsed or passed upon the merits of purchasing the shares. Dalmore is not participating as an underwriter and under no circumstance will it solicit any investment in the Company, recommend the Company’s securities or provide investment advice to any prospective investor, or make any securities recommendations to investors. Dalmore is not distributing any offering circulars or making any oral representations concerning this Offering Circular or this offering. Based upon Dalmore’s anticipated limited role in this offering, it has not and will not conduct extensive due diligence of this offering and no investor should rely on the involvement of Dalmore in this offering as any basis for a belief that it has done extensive due diligence. Dalmore does not expressly or impliedly affirm the completeness or accuracy of the Offering Statement and/or Offering Circular. All inquiries regarding this offering should be made directly to the Company.

Upon confirmation that an investor’s funds have cleared, the Company will instruct the Transfer Agent to issue shares to the investors. The Transfer Agent will notify an investor when shares are ready to be issued and the Transfer Agent has set up an account for the investor.

Escrow Agent

Following qualification, the Company will enter into an Escrow Services Agreement with Prime Trust, LLC (the “Escrow Agent”). Investor funds will be held in an account by the Escrow Agent pending closing or termination of the offering. While funds are held the escrow account and prior to a closing of the sale of shares in bona fide transactions that are fully paid and cleared, (i) the escrow account and escrowed funds will be held for the benefit of the investors, (ii) the neither the Company nor any selling security holder is entitled to any funds received into the escrow account, and (iii) no amounts deposited into the escrow account shall become the property of the Company, any selling shareholder or any other entity, or be subject to any debts, liens or encumbrances of any kind of the Company, any selling shareholder or any other entity. No interest shall be paid on balances in the escrow account.

The Company will pay the Escrow Agent the following fees for its services under the Escrow Services Agreement:

●	Account setup fee of $425,
●	Account fee of $25 per month,
●	Accounting fee of $4 to post funds received,
●	Cloud hosting fee or $750 per month,
●	Technology transaction fee of $4,
●	Accounting batch fee of $20 per batch,
●	Platform fee of $1,500, and
●	AML processing fees of $1 per individual, $25 per entity ($5 per UK/Canada individual; $60 per international individual and $75 per international entity).

The Escrow Agent has not investigated the desirability or advisability of investment in the shares nor approved, endorsed or passed upon the merits of purchasing the securities.

ONGOING REPORTING AND SUPPLEMENTS TO THIS OFFERING CIRCULAR

We will be required to make annual and semi-annual filings with the SEC. We will make annual filings on Form 1-K, which will be due by the end of April each year and will include audited financial statements for the previous year. We will make semi-annual filings on Form 1-SA, which will be due by September 28 each year, which will include unaudited financial statements for the six months to June 30. We will also file a Form 1-U to announce important events such as the loss of a senior officer, a change in auditors or certain types of capital-raising. We will be required to keep making these reports unless we file a Form 1-Z to exit the reporting system, which we will only be able to do if we have less than 300 shareholders of record and have filed at least one Form 1-K.

We may supplement the information in this Offering Circular by filing a Supplement with the SEC. All these filings will be available on the SEC’s EDGAR filing system. You should read all the available information before investing.

EDGENLEDGER, INC. d/b/a FANVESTOR

FINANCIAL STATEMENTS

JUNE 30, 2020

UNAUDITED

i

EDENLEDGER, INC.

BALANCE SHEETS

(unaudited)

	June 30,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$119,219	$10,462
Other current assets	24,222	24,222
Total assets	$143,441	$34,684

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accrued expenses	$310,553	$94,222
Loan payable, related party	1,244,310	690,510
Interest payable, related party	36,591	8,732
Interest payable	2,010	-
Total current liabilities	1,593,463	793,464
Convertible promissory note payable, related party	200,000	-
Convertible promissory note payable	100,000	-
Loan payable	55,645	-
Total current liabilities	1,949,108	793,464

Stockholders’ equity (deficit):
Common stock, $0.0001 par value, 15,000,000 shares authorized
Voting common stock, 1,000,000 shares designated, 525,988 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	53	53
Non-voting common stock, 14,000,000 shares designated, 10,104,645 and 9,474,012 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	1,011	947
Additional paid-in capital	1,035,786	1,029,970
Accumulated deficit	(2,842,516)	(1,789,750)
Total stockholders’ equity (deficit)	(1,805,666)	(758,781)
Total liabilities and stockholders’ equity (deficit)	$143,441	$34,684

The accompanying notes are integral to these financial statements.

EDENLEDGER, INC.

STATEMENTS OF OPERATIONS

(unaudited)

	Six Months Ended
	June 30,
	2020	2019

Net revenue	$-	$-

Operating expenses:
Research and development	573,345	118,269
Selling, general and administrative	449,552	382,619
Total operating expenses	1,022,896	500,887

Loss from operations	(1,022,896)	(500,887)

Other income (expense):
Gains (losses) on cryptocurrencies	-	155,250
Interest expense	(29,868)	-
Total other income (expense), net	(29,868)	155,250

Provision for income taxes	-	-
Net loss	$(1,052,766)	$(345,636)

Weighted average common shares outstanding - basic and diluted	10,532,917	10,000,000
Net loss per common share - basic and diluted	$(0.10)	$(0.03)

The accompanying notes are integral to these financial statements.

EDENLEDGER, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

(unaudited)

	Common Stock				Additional		Total
	Voting Stock		Non-Voting Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity (Deficit)
Balances at December 31, 2018	525,988	53	9,474,012	947	1,029,970	(586,253)	444,717
Net loss	-	-	-	-	-	(345,636)	(345,636)
Balances at June 30, 2019 (unaudited)	525,988	$53	9,474,012	$947	$1,029,970	$(931,889)	$99,080
Balances at December 31, 2019	525,988	$53	9,474,012	$947	$1,029,970	$(1,789,750)	$(758,780)
Repurchase of common shares	-	-	(200,000)	(20)	21	-	1
Issuance of common shares for services	-	-	5,250	1	-	-	1
Issuance of restricted common stock, net of forfeitures	-	-	825,383	83	5,795	-	5,877
Net loss	-	-	-	-	-	(1,052,766)	(1,052,766)
Balances at June 30, 2020 (unaudited)	525,988	$53	10,104,645	$1,011	$1,035,786	$(2,842,516)	$(1,805,666)

The accompanying notes are integral to these financial statements.

EDENLEDGER, INC.

STATEMENTS OF CASH FLOWS

(unaudited)

	Six Months Ended
	June 30,
	2020	2019
Cash flows from operating activities:
Net loss	(1,052,766)	(345,636)
Adjustments to reconcile net loss to net cash used in operating activities:
Gains (losses) on cryptocurrency	-	(155,250)
Changes in operating assets and liabilities:
Accrued expenses	216,331	-
Interest payable	29,868	-
Net cash used in operating activities	(806,565)	(500,887)
Cash flows from investing activities:
Proceeds from sale of cryptocurrency	-	247,750
Net cash provided by investing activities	-	247,750
Cash flows from financing activities:
Loan payable, related party	553,800	338,417
Proceeds from convertible notes payable	300,000	-
Proceeds from loan payable	55,645	-
Issuance of restricted common stock	5,877	-
Net cash provided by financing activities	915,322	338,417
Net change in cash and cash equivalents	108,757	85,280
Cash and cash equivalents at beginning of period	10,462	293,995
Cash and cash equivalents at end of period	$119,219	$379,275
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-
Cash paid for interest	$-	$-

The accompanying notes are integral to these financial statements.

EDENLEDGER, INC.

NOTES TO FINANCIAL STATEMENTS

1.	NATURE OF OPERATIONS

EdenLedger, Inc. (the “Company”), doing business as Fanvestor, is a corporation formed on December 13, 2018 under the laws of Delaware. EdenCoin, Inc. (“EdenCoin”) was a corporation formed on July 7, 2017 under the laws of Delaware and considered a predecessor entity. On October 3, 2019, an Agreement of Merger was approved between the two companies and the surviving corporation was EdenLedger, Inc. The Company is a data-driven investment platform creating a new ecosystem that enables fans (both accredited and non-accredited) to invest in and engage with their favorite talent, musicians, athletes as well as entertainment and sport/e-sport organizations.

As of June 30, 2020, the Company has not generated revenue. The Company’s activities since inception have consisted of formation and development activities and preparations to raise capital. The Company is dependent upon additional capital resources for its planned principal operations and is subject to significant risks and uncertainties; including failing to secure funding to operationalize the Company’s planned operations or failing to profitably operate the business.

2.	GOING CONCERN

The Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated profits since inception, has sustained net losses of $1,052,766 and $345,636 for the six months ended June 30, 2020 and 2019, respectively, and has incurred negative cash flows from operations for the six months ended June 30, 2020 and 2019. As of June 30, 2020, the Company had an accumulated deficit of $2,842,516. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern for the next twelve months is dependent upon its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and/or to obtain additional working capital. Through the date the financial statements were available to be issued, the Company has been financed by its primary shareholder and convertible notes. No assurances can be given that the Company will be successful in these efforts. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities as a result of this uncertainty.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”). The Company’s fiscal year is December 31. The accompanying financial statements include the results of operations of EdenLedger, Inc., and its predecessor entity EdenCoin, Inc., as if they were one company since the incorporation of EdenCoin, Inc.

Unaudited Interim Financial Information

The accompanying balance sheet as of June 30, 2020 and the statements of operations, stockholders’ equity and cash flows for the six months ended June 30, 2020 and 2019 are unaudited. The unaudited interim financial statements have been prepared on the same basis as the audited annual financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary for the fair statement of the Company’s financial position as of June 30, 2020 and the results of its operations and its cash flows for the six months ended June 30, 2020 and 2019. The financial data and other information disclosed in these notes related to the six months ended June 30, 2020 and 2019 are also unaudited. The results for the six months ended June 30, 2020 are not necessarily indicative of results to be expected for the year ending December 31, 2020, any other interim periods, or any future year or period.

Stock Split

On October 4, 2019, the Company effected a 1,000-for-1 forward stock split of its issued and outstanding common shares. On January 24, 2020, the Company effected a 10-for-1 forward stock split of its issued and outstanding common shares (see Note 5). Accordingly, all share and per share amounts for all periods presented in the accompanying financial statements and notes thereto have been adjusted retroactively, where applicable, to reflect these stock splits.

EDENLEDGER, INC.

NOTES TO FINANCIAL STATEMENTS

Use of Estimates

The preparation of the Company’s financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates on historical experience, known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates when there are changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. The Company generally maintains balances in various operating accounts at financial institutions that management believes to be of high credit quality, in amounts that may exceed federally insured limits. The Company has not experienced any losses related to its cash and cash equivalents and does not believe that it is subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships. At June 30, 2020 and December 31, 2019, all of the Company’s cash and cash equivalents were held at one accredited financial institution.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the date of purchase to be cash equivalents.

Fair Value Measurements

Certain assets and liabilities of the Company are carried at fair value under GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:

●	Level 1—Quoted prices in active markets for identical assets or liabilities.

●	Level 2—Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

●	Level 3—Unobservable inputs that are supported by little or no market activity that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

Fair-value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2020 and December 31, 2019. The carrying values of the Company’s assets and liabilities approximate their fair values. Other current assets include cryptocurrencies (see note below) which are subject to fair value adjustments using quoted prices from various digital currency exchanges with active markets.

Cryptocurrencies

The Company holds cryptocurrency-denominated assets (“cryptocurrencies”) such as bitcoin, which are included as other current assets in the balance sheets. As of both June 30, 2020 and December 31, 2019, cryptocurrencies were $24,222, which is recorded at cost less impairment.

The Company recognizes impairment on cryptocurrency assets caused by decreases in market value, determined by taking quoted prices from various digital currency exchanges with active markets, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Such impairment in the value of cryptocurrencies is recorded in other income (expense) in the statements of operations. The Company did not recognize any impairments on cryptocurrencies during the six months ended June 30, 2020 and 2019.

EDENLEDGER, INC.

NOTES TO FINANCIAL STATEMENTS

Gains and losses realized upon sale of cryptocurrencies are also recorded in other income (expense) in the statements of operations. Realized gains on cryptocurrencies was $0 and $155,250 during the six months ended June 30, 2020 and 2019, respectively.

Revenue Recognition

ASC Topic 606, “Revenue from Contracts with Customers” establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers.

Revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements: 1) identify the contract with a customer; 2) identify the performance obligations in the contract; 3) determine the transaction price; 4) allocate the transaction price to performance obligations in the contract; and 5) recognize revenue as the performance obligation is satisfied. To date, no revenue has been recognized.

Advertising and Promotion

Advertising and promotional costs are expensed as incurred.

Accrued Expenses

Accrued expenses consist of accrued compensation to the Company’s Chief Executive Officer and accrued professional fees.

Research and Development Costs

Costs incurred in the research and development of the Company’s application software are expensed as incurred.

Software Development Costs

Costs incurred in connection with the development of software products are accounted for in accordance with the ASC 985-20, “Costs of Software to Be Sold, Leased or Marketed.” Costs incurred prior to the establishment of technological feasibility are charged to research and development expense. Software development costs will be capitalized after a product is determined to be technologically feasible and in the process of being developed for market and capitalization ceases after the general release of the software. Amortization of capitalized software development costs will begin upon the release of the software. Capitalized software development costs will be amortized over the estimated life of the related product using the straight-line method. The Company will evaluate its software assets for impairment whenever events or change in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of software assets to be held and used will be measured by a comparison of the carrying amount of the asset to the future net undiscounted cash flows expected to be generated by the asset. If such software assets are considered to be impaired, the impairment to be recognized is the excess of the carrying amount over the fair value of the software asset. There were no capitalized software development costs as of June 30, 2020 and December 31, 2019.

Convertible Instruments

U.S. GAAP requires companies to bifurcate conversion options from their host instruments and account for them as free-standing derivative financial instruments according to certain criteria. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. An exception to this rule is when the host instrument is deemed to be conventional as that term is described under applicable U.S. GAAP.

When the Company has determined that the embedded conversion options should not be bifurcated from their host instruments, the Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their stated date of redemption. The Company also records, when necessary, deemed dividends for the intrinsic value of conversion options embedded in preferred shares based upon the differences between the fair value of the underlying common stock at the commitment date of the transaction and the effective conversion price embedded in the preferred shares.

EDENLEDGER, INC.

NOTES TO FINANCIAL STATEMENTS

Stock-Based Compensation

The Company measures stock-based compensation based on the fair value of its common stock on the date of the agreement.

Income Taxes

The Company uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. We assess our income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements.

Net Loss per Share

Net earnings or loss per share is computed by dividing net income or loss by the weighted-average number of common shares outstanding during the period, excluding shares subject to redemption or forfeiture. The Company presents basic and diluted net earnings or loss per share. Diluted net earnings or loss per share reflect the actual weighted average of common shares issued and outstanding during the period, adjusted for potentially dilutive securities outstanding. Potentially dilutive securities are excluded from the computation of the diluted net loss per share if their inclusion would be anti-dilutive. As of June 30, 2020, there were 107,068 potentially dilutive securities outstanding due to the Company’s convertible notes (see Note 4).

Recently Adopted Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2021. Early adoption is permitted. The Company has is currently evaluating the impact on its financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard replaced all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance was effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Company has adopted this standard effective January 1, 2019. The adoption of this standard did not affect our financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

4.	DEBT

Loan Payable, Related Party

In December 2019, the Chief Executive Officer advanced $100,000 to the Company. The advance is due on demand and accrues interest at 5% per annum. During the six months ended June 30, 2020, the Chief Executive Officer advanced an additional $500,000.

As of June 30, 2020, the Company owes the Chief Executive Officer $644,310 for various expenses incurred on behalf of the Company. Of this amount, $53,800 were incurred during the six months ended June 30, 2020. The loan accrues interest at 5% per annum. As of June 30, 2020 and December 31, 2019, the Company had accrued and unpaid interest of $36,591 and $8,732, respectively, pertaining to this loan.

EDENLEDGER, INC.

NOTES TO FINANCIAL STATEMENTS

Convertible Promissory Note Payable, Related Party

In June 2020, the Company issued two convertible notes to the Chief Executive Officer for total proceeds of $200,000.

Convertible Promissory Note Payable

From January to May 2020, the Company issued a series of identical convertible promissory notes (“2020 Note”) for an aggregate principal amount of $100,000. The 2020 Note is subject to automatic conversion upon the next equity financing. Upon a qualified financing, the outstanding principal and any unpaid accrued interest shall automatically convert at a conversion price equal to the quotient of $30,000,000 divided by the Company’s common shares outstanding or at a discount of 20% to the price paid by investors in the qualifying round. In the event that a qualified equity financing does not occur prior to the maturity date, the 2020 Note is convertible into shares of the Company’s preferred stock. In the event of a change of control prior to repayment in full, the outstanding principal and any unpaid accrued interest shall be due and payable. The 2020 Note matures on December 31, 2020 and bears interest at 6% per annum. Accrued interest payable on these notes was $2,010 as of June 30, 2020.

Loan Payable

In May 2020, the Company entered into a loan with HSBC as the lender (“Lender”) in an aggregate principal amount of $55,645 pursuant to the Paycheck Protection Program (“PPP”) under the Coronavirus Aid, Relief, and Economic Security (CARES) Act. The PPP Loan is evidenced by a promissory note. Subject to the terms of the note, the PPP Loan bears interest at a fixed rate of one percent (1%) per annum, with the first six months of interest deferred, has an initial term of two years, and is unsecured and guaranteed by the Small Business Administration. The Company has applied to the Lender for forgiveness of the PPP Loan, with the amount which may be forgiven equal to the sum of payroll costs, covered rent, and covered utility payments incurred by the Company during the applicable period, calculated in accordance with the terms of the CARES Act. The Note provides for customary events of default including, among other things, cross-defaults on any other loan with the Lender. The PPP Loan may be accelerated upon the occurrence of an event of default.

5.	STOCKHOLDERS’ EQUITY

Common Stock

Upon the merger of EdenCoin in 2019, the Company had 1,000 common shares issued and outstanding. In October 2019, the Company effected a 1000-for-1 forward stock split of its issued and outstanding shares. As a result, the Company had 1,000,000 common shares issued and outstanding. The Company’s Amended and Restated Certificate of Incorporation authorized 5,000,000 total common shares, par value $0.01, including 100,000 shares designated as voting common stock and 4,900,000 shares designated as non-voting common stock.

In January 2020, the Company effected a 10-for-1 forward stock split of its issued and outstanding shares. As a result, the Company had 10,000,000 common shares issued and outstanding. The Company’s Amended and Restated Certificate of Incorporation authorized 15,000,000 total common shares, par value $0.0001, including 1,000,000 shares designated as voting common stock and 14,000,000 shares designated as non-voting common stock. Accordingly, all share and per share amounts for all periods presented in the accompanying financial statements have been adjusted retroactively, where applicable, to reflect these stock splits.

In March 2020, the Company repurchased 200,000 common shares for $1.

As of June 30, 2020 and December 31, 2019, the Company had 525,988 voting common shares outstanding and 10,104,645 non-voting common shares outstanding, after effect of the January 2020 stock split and issuance of restricted stock awards (see below).

Each share of common stock carrying the right to vote shall entitle the holder to one vote on any matter submitted to a vote at a meeting of the stockholders.

Restricted Stock Awards

In February 2020, the Board of Directors approved the Company’s adoption of the Amended and Restated 2019 Equity Incentive Plan (“2019 Plan”) for the grant of shares of stock options and restricted stock awards to employees, non-employee directors, and advisors. The number of shares authorized by the 2019 Plan is 1,500,000 shares. As of June 30, 2020, there were 674,617 restricted stock awards available for future grant.

EDENLEDGER, INC.

NOTES TO FINANCIAL STATEMENTS

In February 2020, the Company granted 887,704 restricted stock awards to advisors and employees pursuant to the 2019 Plan. As of June 30, 2020, the Company had forfeited 62,321 shares and 825,383 shares remained outstanding. The restricted stock awards have both service-based and performance-based vesting conditions. Awards with service-based vesting conditions generally vest over a term of four years. As of June 30, 2020, 25,284 shares were vested.

The Company has evaluated its income tax positions and has determined that it does not have any uncertain tax positions. The Company will recognize interest and penalties related to any uncertain tax positions through its income tax expense.

6.	RELATED PARTY TRANSACTIONS

Refer to Note 4 for detail on the Company’s related party loan payable.

On September 1, 2019, the Company entered into an employment agreement with its Chief Executive Officer which entitles him to compensation of $250,000 per year, which shall be accrued until the Company raises debt or equity proceeds of $1,000,000 or has generated revenue. As of June 30, 2020 and December 31, 2019, the Company had $235,553 and 94,222 in accrued compensation, respectively.

If the Company raises external financing of $1,000,000 or achieves revenue, any direct loans provided to the Company or expenses incurred by the CEO on behalf of the Company shall accrue interest at 5% per annum. If the Company raises external financing, any outstanding payables to the CEO may be converted into equity or a convertible note under the same conditions as the participating investors in the financing.

7.	SUBSEQUENT EVENTS

Through the issuance date, the Company issued convertible notes for total proceeds of approximately $140,000, of which $35,000 were issued to the Chief Executive Officer. The notes are subject to automatic conversion upon the next equity financing. Upon a qualified financing, the outstanding principal and any unpaid accrued interest shall automatically convert at a conversion price equal to the lesser of the quotient of $30,000,000 divided by the Company’s common shares outstanding or at a discount of 20% to the price paid by investors in the qualifying round. The notes mature on December 31, 2021 and bear interest at 6% per annum.

Through the issuance date, the Chief Executive Officer advanced an additional $100,000 to the Company in accordance with his related party loan payable.

Management has evaluated subsequent events through November 2, 2020, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these financial statements.

EDGENLEDGER, INC. d/b/a FANVESTOR

FINANCIAL STATEMENTS AND INDEPENDENT AUDITORS’ REPORT

DECEMBER 31, 2019 AND 2018

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders

EdenLedger, Inc.

We have audited the accompanying financial statements of EdenLedger, Inc. and its predecessor entity EdenCoin, Inc. (collectively the “Company”), a Delaware corporation, which comprise the balance sheets as of December 31, 2019 and 2018, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EdenLedger, Inc. and its predecessor entity EdenCoin, Inc. as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the financial statements, the Company has experienced operational losses and negative cash flows since Inception. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ dbbmckennon

Newport Beach, CA

October 23, 2020

EDENLEDGER, INC.

BALANCE SHEETS

	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$10,462	$293,995
Other current assets	24,222	190,722
Total assets	$34,684	$484,717

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$-	$40,000
Accrued officer compensation	94,222	-
Loan payable, related party	690,510	-
Interest payable, related party	8,732	-
Total liabilities	793,464	40,000

Stockholders’ equity (deficit):
Common stock, $0.0001 par value, 15,000,000 shares authorized
Voting common stock, 1,000,000 shares designated, 525,988 shares issued and outstanding as of December 31, 2019 and 2018, respectively	53	53
Non-voting common stock, 14,000,000 shares designated, 9,474,012 shares issued and outstanding as of December 31, 2019 and 2018, respectively	947	947
Additional paid-in capital	1,029,970	1,029,970
Accumulated deficit	(1,789,750)	(586,253)
Total stockholders’ equity (deficit)	(758,780)	444,717
Total liabilities and stockholders’ equity (deficit)	$34,684	$484,717

The accompanying notes are an integral part of these financial statements.

EDENLEDGER, INC.

STATEMENTS OF OPERATIONS

	Year Ended
	December 31,
	2019	2018
Net revenue	$-	$-

Operating expenses:
Research and development	599,397	-
Selling, general and administrative	880,318	88,738
Total operating expenses	1,479,715	88,738

Loss from operations	(1,479,715)	(88,738)

Other income (expense):
Gains (losses) on cryptocurrencies	284,950	(309,278)
Interest expense	(8,732)	-
Total other income (expense), net	276,218	(309,278)

Provision for income taxes	-	-
Net loss	$(1,203,497)	$(398,016)

Weighted average common shares outstanding - basic and diluted	10,000,000	9,469,150
Net loss per common share - basic and diluted	$(0.12)	$(0.04)

The accompanying notes are an integral part of these financial statements.

EDENLEDGER, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICT)

	Common Stock				Additional		Total
	Voting Stock		Non-Voting Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity (Deficit)
Balances at December 31, 2017	525,988	$53	8,914,012	$891	$1,029,970	$(188,237)	$842,677
Issuance of common shares for services	-	-	560,000	56	-	-	56
Net loss	-	-	-	-	-	(398,016)	(398,016)
Balances at December 31, 2018	525,988	53	9,474,012	947	1,029,970	(586,253)	444,717
Net loss	-	-	-	-	-	(1,203,497)	(1,203,497)
Balances at December 31, 2019	525,988	$53	9,474,012	$947	$1,029,970	$(1,789,750)	$(758,780)

The accompanying notes are an integral part of these financial statements.

EDENLEDGER, INC.

STATEMENTS OF CASH FLOWS

	Year Ended
	December 31,
	2019	2018
Cash flows from operating activities:
Net loss	(1,203,497)	(398,016)
Adjustments to reconcile net loss to net cash used in operating activities:
Gains (losses) on cryptocurrency	(284,950)	309,278
Shares issued for services	-	56
Changes in operating assets and liabilities:
Accounts payable	(40,000)	40,000
Accrued officer compensation	94,222	-
Interest payable, related party	8,732	-
Net cash used in operating activities	(1,425,493)	(48,682)

Cash flows from investing activities:
Proceeds from sale of cryptocurrency	451,450	-
Purchase of cryptocurrency	-	(500,000)
Net cash provided by (used in) investing activities	451,450	(500,000)

Cash flows from financing activities:
Loan payable, related party	690,510	-
Net cash provided by financing activities	690,510	-
Net change in cash and cash equivalents	(283,533)	(548,682)
Cash and cash equivalents at beginning of year	293,995	842,677
Cash and cash equivalents at end of year	$10,462	$293,995

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-
Cash paid for interest	$-	$-

The accompanying notes are an integral part of these financial statements.

EDENLEDGER, INC.

NOTES TO FINANCIAL STATEMENTS

1.	NATURE OF OPERATIONS

EdenLedger, Inc. (the “Company”), doing business as Fanvestor, is a corporation formed on December 13, 2018 under the laws of Delaware. EdenCoin, Inc. (“EdenCoin”) was a corporation formed on July 7, 2017 under the laws of Delaware and considered a predecessor entity. On October 3, 2019, an Agreement of Merger was approved between the two companies and the surviving corporation was EdenLedger, Inc. The Company is a data-driven investment platform creating a new ecosystem that enables fans (both accredited and non-accredited) to invest in and engage with their favorite talent, musicians, athletes as well as entertainment and sport/e-sport organizations.

As of December 31, 2019, the Company has not generated revenue. The Company’s activities since inception have consisted of formation and development activities and preparations to raise capital. The Company is dependent upon additional capital resources for its planned principal operations and is subject to significant risks and uncertainties; including failing to secure funding to operationalize the Company’s planned operations or failing to profitably operate the business.

2.	GOING CONCERN

The Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated profits since inception, has sustained net losses of $1,203,497 and $398,016 for the years ended December 31, 2019 and 2018, respectively, and has incurred negative cash flows from operations for the years ended December 31, 2019 and 2018. As of December 31, 2019, the Company had an accumulated deficit of $1,789,750. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern for the next twelve months is dependent upon its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and/or to obtain additional working capital. Through the date the financial statements were available to be issued, the Company has been financed by its primary shareholder. No assurances can be given that the Company will be successful in these efforts. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities as a result of this uncertainty.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”). The Company’s fiscal year is December 31. The accompanying financial statements include the results of operations of EdenLedger, Inc., and its predecessor entity EdenCoin, Inc., as if they were one company since the incorporation of EdenCoin, Inc.

Stock Split

On October 4, 2019, the Company effected a 1,000-for-1 forward stock split of its issued and outstanding common shares. On January 24, 2020, the Company effected a 10-for-1 forward stock split of its issued and outstanding common shares (see Note 5). Accordingly, all share and per share amounts for all periods presented in the accompanying financial statements and notes thereto have been adjusted retroactively, where applicable, to reflect these stock splits.

Use of Estimates

The preparation of the Company’s financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates on historical experience, known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates when there are changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates.

EDENLEDGER, INC.

NOTES TO FINANCIAL STATEMENTS

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. The Company generally maintains balances in various operating accounts at financial institutions that management believes to be of high credit quality, in amounts that may exceed federally insured limits. The Company has not experienced any losses related to its cash and cash equivalents and does not believe that it is subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships. At December 31, 2019 and 2018, all of the Company’s cash and cash equivalents were held at one accredited financial institution.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the date of purchase to be cash equivalents.

Fair Value Measurements

Certain assets and liabilities of the Company are carried at fair value under GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:

●	Level 1—Quoted prices in active markets for identical assets or liabilities.

●	Level 2—Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

●	Level 3—Unobservable inputs that are supported by little or no market activity that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

Fair-value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2019 and 2018. The carrying values of the Company’s assets and liabilities approximate their fair values. Other current assets include cryptocurrencies (see note below) which are subject to fair value adjustments using quoted prices from various digital currency exchanges with active markets.

Cryptocurrencies

The Company holds cryptocurrency-denominated assets (“cryptocurrencies”) such as bitcoin, which are included as other current assets in the balance sheets. As of December 31, 2019, cryptocurrencies were $24,222 and $190,722, which is recorded at cost less impairment.

The Company recognizes impairment on cryptocurrency assets caused by decreases in market value, determined by taking quoted prices from various digital currency exchanges with active markets, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Such impairment in the value of cryptocurrencies is recorded in other income (expense) in the statements of operations. Impairments on cryptocurrencies was $0 and $309,278 during the years ended December 31, 2019 and 2018, respectively which is included in gains (loss) on cryptocurrencies in the accompanying statements of operations.

Gains and losses realized upon sale of cryptocurrencies are also recorded in other income (expense) in the statements of operations. Realized gains on cryptocurrencies was $284,950 and $0 during the years ended December 31, 2019 and 2018, respectively.

Revenue Recognition

ASC Topic 606, “Revenue from Contracts with Customers” establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers.

EDENLEDGER, INC.

NOTES TO FINANCIAL STATEMENTS

Revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements: 1) identify the contract with a customer; 2) identify the performance obligations in the contract; 3) determine the transaction price; 4) allocate the transaction price to performance obligations in the contract; and 5) recognize revenue as the performance obligation is satisfied. To date, no revenue has been recognized.

Advertising and Promotion

Advertising and promotional costs are expensed as incurred.

Research and Development Costs

Costs incurred in the research and development of the Company’s application software are expensed as incurred.

Software Development Costs

Costs incurred in connection with the development of software products are accounted for in accordance with the ASC 985-20, “Costs of Software to Be Sold, Leased or Marketed.” Costs incurred prior to the establishment of technological feasibility are charged to research and development expense. Software development costs will be capitalized after a product is determined to be technologically feasible and in the process of being developed for market and capitalization ceases after the general release of the software. Amortization of capitalized software development costs will begin upon the release of the software. Capitalized software development costs will be amortized over the estimated life of the related product using the straight-line method. The Company will evaluate its software assets for impairment whenever events or change in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of software assets to be held and used will be measured by a comparison of the carrying amount of the asset to the future net undiscounted cash flows expected to be generated by the asset. If such software assets are considered to be impaired, the impairment to be recognized is the excess of the carrying amount over the fair value of the software asset. There were no capitalized software development costs as of December 31, 2019 and 2018.

Income Taxes

The Company uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. We assess our income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements.

Net Loss per Share

Net earnings or loss per share is computed by dividing net income or loss by the weighted-average number of common shares outstanding during the period, excluding shares subject to redemption or forfeiture. The Company presents basic and diluted net earnings or loss per share. Diluted net earnings or loss per share reflect the actual weighted average of common shares issued and outstanding during the period, adjusted for potentially dilutive securities outstanding. Potentially dilutive securities are excluded from the computation of the diluted net loss per share if their inclusion would be anti-dilutive. There were no potentially dilutive securities outstanding as of December 31, 2019 and 2018.

Recently Adopted Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2021. Early adoption is permitted. The Company has is currently evaluating the impact on its financial statements.

EDENLEDGER, INC.

NOTES TO FINANCIAL STATEMENTS

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard replaced all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance was effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Company has adopted this standard effective January 1, 2019. The adoption of this standard did not affect our financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

4.	LOAN PAYABLE, RELATED PARTY

In December 2019, the Chief Executive Officer advanced $100,000 to the Company. The advance is due on demand and accrues interest at 5% per annum.

As of December 31, 2019, the Company owes the Chief Executive Officer $590,910 for various expenses incurred on behalf of the Company during 2019. The loan accrues interest at 5% per annum. As of December 31, 2019, the Company had accrued and unpaid interest of $8,732 pertaining to this loan.

5.	STOCKHOLDERS’ EQUITY (DEFICIT)

Upon the merger of EdenCoin in 2019, the Company had 1,000 common shares issued and outstanding. In October 2019, the Company effected a 1000-for-1 forward stock split of its issued and outstanding shares. As a result, the Company had 1,000,000 common shares issued and outstanding. The Company’s Amended and Restated Certificate of Incorporation authorized 5,000,000 total common shares, par value $0.01, including 100,000 shares designated as voting common stock and 4,900,000 shares designated as non-voting common stock.

In January 2020, the Company effected a 10-for-1 forward stock split of its issued and outstanding shares. As a result, the Company had 10,000,000 common shares issued and outstanding. The Company’s Amended and Restated Certificate of Incorporation authorized 15,000,000 total common shares, par value $0.0001, including 1,000,000 shares designated as voting common stock and 14,000,000 shares designated as non-voting common stock. Accordingly, all share and per share amounts for all periods presented in the accompanying financial statements have been adjusted retroactively, where applicable, to reflect these stock splits.

As of December 31, 2019, the Company had 525,988 voting common shares outstanding and 9,474,012 non-voting common shares outstanding, after effect of the January 2020 stock split.

In 2018, the Company issued 560,000 shares of common stock to two individuals for services. The Company valued the shares based on management estimates of the fair value of common stock which equaled the par value. Management’s estimate was based on the fact that substantive operations had not commenced and the enterprise value of the Company was minimal at such points in time.

Each share of common stock carrying the right to vote shall entitle the holder to one vote on any matter submitted to a vote at a meeting of the stockholders.

EDENLEDGER, INC.

NOTES TO FINANCIAL STATEMENTS

6.	INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to cash to accrual differences, research and development and net operating loss carryforwards. As of December 31, 2019 and 2018, the Company had net deferred tax assets before valuation allowance of $518,823 and $75,790, respectively. The following table presents the deferred tax assets and liabilities by source:

	December 31,
	2019	2018
Deferred tax assets:
Net operating loss carryforwards	$487,525	$64,546
Research and development tax credit carryforwards	4,812	-
Other differences	26,486	-
Valuation allowance	(518,823)	(64,546)
Net deferred tax assets	$-	$-

The Company recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Company assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to taxable losses for the years ended December 31, 2019 and 2018, cumulative losses through December 31, 2019, and no history of generating taxable income. Therefore, valuation allowances of $518,823 and $75,790 were recorded as of December 31, 2019 and 2018, respectively. Valuation allowance increased by $443,033 during the year ended December 31, 2019. Deferred tax assets were calculated using the Company’s combined effective tax rate, which it estimated to be 28.0%. The effective rate is reduced to 0% for 2019 and 2018 due to the full valuation allowance on its net deferred tax assets.

The Company’s ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2019 and 2018, the Company had net operating loss carryforwards available to offset future taxable income in the amounts of $1,464,731and $81,381, respectively.

The Company has evaluated its income tax positions and has determined that it does not have any uncertain tax positions. The Company will recognize interest and penalties related to any uncertain tax positions through its income tax expense.

In December 2017, the Tax Cuts and Jobs Act (the “Tax Act”) was enacted into law and the new legislation contains several key tax provisions that affected the Company, including a reduction of the corporate income tax rate to 21% effective January 1, 2018, among others. The Company is required to recognize the effect of the tax law changes in the period of enactment, such as determining the transition tax, remeasuring deferred tax assets and liabilities, as well as reassessing the net realizability of our deferred tax assets and liabilities. The Company used the new tax rates in calculating its 2018 deferred tax assets.

The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception, other than minimum state tax. The Company is not presently subject to any income tax audit in any taxing jurisdiction, though its 2017-2019 tax years remain open to examination.

7.	RELATED PARTY TRANSACTIONS

Refer to Note 4 for detail on the Company’s related party loan payable.

On September 1, 2019, the Company entered into an employment agreement with its Chief Executive Officer which entitles him to compensation of $250,000 per year, which shall be accrued until the Company raises debt or equity proceeds of $1,000,000 or has generated revenue. As of December 31, 2019, the Company had $94,222 in accrued compensation.

If the Company raises external financing of $1,000,000 or achieves revenue, any direct loans provided to the Company or expenses incurred by the CEO on behalf of the Company shall accrue interest at 5% per annum. If the Company raises external financing, any outstanding payables to the CEO may be converted into equity or a convertible note under the same conditions as the participating investors in the financing.

8.	SUBSEQUENT EVENTS

In January 2020, the Company effected a 10-for-1 forward stock split of its issued and outstanding shares. See Note 5.

EDENLEDGER, INC.

NOTES TO FINANCIAL STATEMENTS

In February 2020, the Board of Directors approved the Company adoption of the Amended and Restated 2019 Equity Incentive Plan (“2019 Plan”) for the grant of shares of stock options and restricted stock awards to employees, non-employee directors, and non-employee consultants. The number of shares authorized by the 2019 Plan is 1,500,000 shares. In February 2020, the Company granted 737,652 restricted stock awards pursuant to the 2019 Plan with various vesting terms which include both time and performance based vesting.

On January 30, 2020, the World Health Organization declared the coronavirus outbreak a “Public Health Emergency of International Concern” and on March 10, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of the coronavirus include restrictions on travel, and quarantines in certain areas, and forced closures for certain types of public places and businesses. The coronavirus and actions taken to mitigate it have had and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including the geographical area in which the Company operates. The Company’s research and development activities have been impacted due to the inability to meet in person and utilize resources. The effects of the potential impact cannot be estimated at this time.

In May 2020, the Company entered into a loan with HSBC as the lender (“Lender”) in an aggregate principal amount of $55,645 pursuant to the Paycheck Protection Program (“PPP”) under the Coronavirus Aid, Relief, and Economic Security (CARES) Act. The PPP Loan is evidenced by a promissory note. Subject to the terms of the note, the PPP Loan bears interest at a fixed rate of one percent (1%) per annum, with the first six months of interest deferred, has an initial term of two years, and is unsecured and guaranteed by the Small Business Administration. The Company has applied to the Lender for forgiveness of the PPP Loan, with the amount which may be forgiven equal to the sum of payroll costs, covered rent, and covered utility payments incurred by the Company during the applicable period, calculated in accordance with the terms of the CARES Act. The Note provides for customary events of default including, among other things, cross-defaults on any other loan with the Lender. The PPP Loan may be accelerated upon the occurrence of an event of default.

Through the issuance date, the Company issued convertible notes for total proceeds of approximately $440,000, of which $235,000 were issued to the Chief Executive Officer. The notes are subject to automatic conversion upon the next equity financing. Upon a qualified financing, the outstanding principal and any unpaid accrued interest shall automatically convert at a conversion price equal to the lesser of the quotient of $30,000,000 divided by the Company’s common shares outstanding or at a discount of 20% to the price paid by investors in the qualifying round. The notes mature on December 31, 2021 and bear interest at 6% per annum.

Through the issuance date, the Chief Executive Officer advanced an additional $600,000 to the Company in accordance with his related party loan payable.

Management has evaluated subsequent events through October 23, 2020, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these financial statements.

PART III

INDEX TO EXHIBITS

1.1	Broker-Dealer Listing Agreement**
2.1	Amended and Restated Certificate of Incorporation
2.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation
2.3	Bylaws**
4.1	Form of Subscription Agreement*
6.1	Employment Agreement of Michael Golomb**
6.2	Advisory Board Agreement (Larry Namer)**
6.3	Master Consulting Agreement (Larry Namer)**
6.4	Proprietary Information and Inventions Agreement (Larry Namer)**
6.5	Advisory Board Agreement (I. Martin Pompadur)**
6.6	Common Stock Purchase Agreement, May 31, 2019 (Mitesh Parikh)**
6.7	Common Stock Purchase Agreement, March 27, 2020, between EdenLedger, Inc. and Mitesh Parikh**
6.8.	Amendment No. 1 to Common Stock Purchase Agreement, dated May 31, 2019, between EdenLedger, Inc. and Mitesh Parikh**
6.9	Common Stock Purchase Agreement, dated August 28, 2019, between EdenLedger, Inc. and Alex Yastremski**
6.10	Amended Common Stock Purchase Agreement, August 28, 2019, between EdenLedger, Inc. and Alex Yastremski**
6.11	Convertible Promissory Note Purchased by Michael Golomb (May 2020)**
8	Form of Escrow Agreement*
11	Auditor’s Consent*
12.	Opinion of CrowdCheck Law, LLP*

*	To be filed by amendment
**	Previously filed

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, California, on December 7, 2020.

EdenLedger, Inc. (dba FanVestor)

/s/ EdenLedger, Inc.
By:	Michael Golomb, Chief Executive Officer

The following persons in the capacities and on the dates indicated have signed this Offering Statement.

/s/ Michael Golomb
Michael Golomb, Chief Executive Officer, Principal Financial Officer, Principal Accounting Officer and Chairman of the Board of Directors
Date: December 7, 2020

/s/ Larry Namer
Larry Namer, Chief Operating Officer and Executive Director
Date: December 7, 2020

/s/ Martin Pompadur
I. Martin Pompadur, Director
Date: December 7, 2020

/s/ Mitesh Parikh
Mitesh Parikh, Director
Date: December 7, 2020

/s/ Alex Yastremski
Alex Yastremski, Director
Date: December 7, 2020

Exhibit 2.1

Exhibit 2.2